UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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WorldGate Communications, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 8, 2010
Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Meeting”) of WorldGate Communications, Inc. (the “Company”) to be held at The Westin Princeton at Forrestal Village, 201 Village Boulevard, Princeton, New Jersey 08540, on May 20, 2010, commencing at 10:00 a.m., local time. I urge you to be present in person or represented by proxy at the Meeting.

The enclosed Notice of Annual Meeting and Proxy Statement fully describes the business to be transacted at the Meeting, which includes (i) the election of seven directors of the Company, (ii) the proposal to approve Amendment 2009-1 to the WorldGate Communications, Inc. 2003 Equity Incentive Plan; (iii) the proposal to approve the adoption of the WorldGate Communications, Inc. 2010 Stock Incentive Plan, (iv) the proposal to approve the Third Amended and Restated Certificate of Incorporation of WorldGate Communications, Inc. to, among other things, effect a reverse stock split of our issued and outstanding Common Stock by a ratio of between one-for-five and one-for-twenty five shares, at the discretion of the Board of Directors, and to reduce the number of authorized shares of our Common Stock and Preferred Stock by the same ratio, (v) the ratification of the appointment by the Board of Directors of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 and (vi) the transaction of any other business that may properly be brought before the Meeting or any adjournment or postponement thereof.

Our Board of Directors believes that a favorable vote on each of the matters to be considered at the Meeting is in the best interests of us and our stockholders and unanimously recommends a vote “FOR” each of the matters. Accordingly, we urge you to review the accompanying material carefully and to promptly submit the accompanying proxy by Internet or mail.

We are taking advantage of the rules and regulations adopted by the Securities and Exchange Commission and are furnishing proxy materials to our stockholders primarily over the Internet. On April 8, 2010, we plan on mailing to our stockholders (other than to our stockholders of record and those who previously requested electronic or paper delivery) a Notice of Internet Availability containing instructions on how to access those documents over the Internet. Please read the Notice of Internet Availability for more information on this alternative, which we believe allows us to provide our stockholders with the information they need while minimizing our costs of delivery. The Notice of Internet Availability also contains instructions on how to request a paper copy of our proxy materials, including the Proxy Statement, our 2009 Annual Report to Stockholders and a form of proxy card or voting instruction form, as applicable.

If you are planning to attend the Meeting in person, due to security procedures you will be required to present government-issued photo identification (e.g. driver’s license or passport) to enter the Meeting. In addition, packages and bags will be inspected, among other measures that may be employed to enhance the security of those attending the Meeting. These procedures may require additional time, so please plan accordingly.

Some or all of our directors and officers will be present to help host the Meeting and to respond to any questions that our stockholders may have. I hope you will be able to attend. Whether or not you are able to attend the Meeting in person, it is important that your shares be represented. We have provided instructions on each of the alternative voting methods in the accompanying Proxy Statement. Stockholders that have accessed these proxy materials on the Internet, as well as those who have received paper copies, may vote by following the instructions included in the Proxy Statement or by following the instructions detailed in the Notice of Internet Availability, as applicable. Please vote as soon as possible. If you attend the Meeting, you may vote in person even if you have previously mailed or submitted a proxy, provided that you are a record holder or have received a legal proxy from the record holder of your shares.

Sincerely,

/s/ George E. Daddis Jr.
George E. Daddis Jr.
Chief Executive Officer and President

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 20, 2010

 NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of WorldGate Communications, Inc. (the “Company”) will be held at The Westin Princeton at Forrestal Village, 201 Village Boulevard, Princeton, New Jersey 08540, on May 20, 2010, commencing at 10:00 a.m., local time. A proxy card or voting instruction form and a Proxy Statement for the Meeting are enclosed.

The Meeting is for the purpose of considering and acting upon:

1.	The election of seven directors for a one-year term expiring at our Annual Meeting of Stockholders in 2011 and until their successors are duly elected and qualified;
2.	The proposal to approve Amendment 2009-1 to the WorldGate Communications, Inc. 2003 Equity Incentive Plan;
3.	The proposal to approve the adoption of the WorldGate Communications, Inc. 2010 Stock Incentive Plan;
4.
The proposal to approve the Third Amended and Restated Certificate of Incorporation of WorldGate Communications, Inc. to, among other things, effect a reverse stock split of our issued and outstanding Common Stock by a ratio of between one-for-five and one-for-twenty five shares, at the discretion of the Board of Directors, and to reduce the number of authorized shares of our Common Stock and Preferred Stock by the same ratio;

5.	The ratification of the appointment by the Board of Directors of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010; and
6.	Such other matters as may properly come before the Meeting or any adjournment or postponement thereof

The close of business on March 24, 2010, has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Meeting.

Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement. A copy of our Annual Report for 2009, which includes our audited financial statements, is being provided together with this proxy material.

You are cordially invited to attend the Meeting in person. Whether or not you expect to attend the meeting, please vote on the Internet as instructed in these materials or, if this Proxy Statement was mailed to you, complete, date, sign and return the enclosed proxy card or vote on the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided with the proxy card. Even if you have voted by proxy, you may still vote in person if you attend the Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, you must obtain a proxy card issued in your name from that record holder.

Notice of Internet Availability of Proxy Materials: This notice of annual meeting, the accompanying proxy statement and the Company’s 2009 Annual Report to Stockholders are available at http://www.proxyvote.com.

By Order of the Board of Directors,

/s/ Christopher V. Vitale
Christopher V. Vitale
Senior Vice President, Legal and Regulatory, General Counsel and Secretary
April 8, 2010

TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING	1
General	1
Notice Regarding the Availability of Proxy Materials	1
Solicitation and Voting of Proxies	1
Record Date and Voting Securities	2
Quorum and Voting	2
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4
CHANGE IN CONTROL	6
LEGAL PROCEEDINGS	7
BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD	7
Director Nominations	7
Board Committees	8
Director Independence	9
Board Leadership Structure and Risk Oversight	10
STOCKHOLDER COMMUNICATIONS TO THE BOARD	10
AUDIT COMMITTEE REPORT	10
PROPOSAL NO. 1 - ELECTION OF DIRECTORS	11
PROPOSAL NO. 2 - APPROVE THE ADOPTION OF AMENDMENT 2009-1 TO THE WORLDGATE COMMUNICATIONS, INC. 2003 EQUITY INCENTIVE PLAN	14
PROPOSAL NO. 3 - APPROVE THE ADOPTION OF THE WORLDGATE COMMUNICATIONS, INC. 2010 STOCK INCENTIVE PLAN	21
PROPOSAL NO. 4 - APPROVE THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF WORLDGATE COMMUNICATIONS, INC. TO, AMONG OTHER THINGS, EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK BY A RATIO OF BETWEEN ONE-FOR-FIVE AND ONE-FOR-TWENTY FIVE SHARES, AT THE DISCRETION OF THE BOARD OF DIRECTORS, AND TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK AND PREFERRED STOCK BY THE SAME RATIO	26
PROPOSAL NO. 5 - RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2010	35
EXECUTIVE COMPENSATION AND OTHER INFORMATION	36
Summary Compensation Table	36
Outstanding Equity Awards at Fiscal Year-End	39
Director Compensation	40
Equity Compensation Plan Information	42
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	42
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	45
CODE OF CONDUCT	45
STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING	45
OTHER MATTERS	46
MISCELLANEOUS	46
APPENDIX A: WORLDGATE COMMUNICATIONS, INC. 2003 EQUITY INCENTIVE PLAN, AS AMENDED BY AMENDMENT 2009-1	A-1
APPENDIX B: WORLDGATE COMMUNICATIONS, INC. 2010 STOCK INCENTIVE PLAN	B-1
APPENDIX C: THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	C-1

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 20, 2010

INFORMATION ABOUT THE ANNUAL MEETING

General

This Proxy Statement and accompanying proxy materials are being made available on or about April 8, 2010, to stockholders of WorldGate Communications, Inc. (the “Company”) at the direction of our Board of Directors (the “Board”) to solicit proxies in connection with the 2010 Annual Meeting of Stockholders (the “Meeting”). The Meeting will be held at The Westin Princeton at Forrestal Village, 201 Village Boulevard, Princeton, New Jersey 08540, on May 20, 2010, commencing at 10:00 a.m. local time, or at such other time and place to which the Meeting may be adjourned or postponed.

If you have received a printed copy of these materials by mail, you may simply complete, date, sign and return your proxy card or follow the instructions below to submit your proxy on the Internet. If you did not receive a printed copy of these materials by mail and are accessing them on the Internet, you may simply follow the instructions below to submit your proxy on the Internet.

We intend to mail a printed copy of this Proxy Statement and proxy card to certain of our stockholders of record on or about April 8, 2010. All other stockholders will receive a Notice Regarding Internet Availability of Proxy Matters (sometimes referred to herein as the “Notice of Internet Availability”), which will also be mailed on or about April 8, 2010.

Notice Regarding the Availability of Proxy Materials

In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each stockholder of record we are furnishing proxy materials to our beneficial stockholders over the Internet. You will not receive a printed copy of the proxy materials unless you specifically request it or have previously requested that we mail all such materials to you.

If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice of Internet Availability will instruct you as to how you may access and review over the Internet all of the important information contained in the proxy materials. The Notice of Internet Availability also instructs you as to how you may submit your proxy on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, including a proxy card or voting instruction form, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

 Solicitation and Voting of Proxies

All shares represented by valid proxies at the Meeting, unless the stockholder otherwise specifies, will be voted

(i)
FOR the election of the seven persons named under “Proposal 1–Election of Directors” as nominees for election as our directors for a one-year term expiring at our annual meeting of stockholders in 2011 and until their successors are duly elected and qualified,

(ii)
FOR the proposal to approve Amendment 2009-1 to the WorldGate Communications, Inc. 2003 Equity Incentive Plan discussed under “Proposal 2—Approve the adoption of Amendment 2009-1 to the WorldGate Communications, Inc. 2003 Equity Incentive Plan,”

(iii)
FOR the proposal to approve the adoption of the WorldGate Communications, Inc. 2010 Stock Incentive Plan discussed under “Proposal 3—Approve the adoption of the WorldGate Communications, Inc. 2010 Stock Incentive Plan,”

(iv)
FOR the proposal to approve the Third Amended and Restated Certificate of Incorporation of WorldGate Communications, Inc. to, among other things, effect a reverse stock split of our issued and outstanding Common Stock by a ratio of between one-for-five and one-for-twenty five shares, at the discretion of the Board of Directors, and to reduce the number of authorized shares of our Common Stock and Preferred Stock by the same ratio, discussed under “Proposal 4—Approve the Third Amended and Restated Certificate of Incorporation of WorldGate Communications, Inc. to, among other things, Effect a Reverse Stock Split of our Issued and Outstanding Common Stock by a Ratio of Between One-For-Five and One-For-Twenty Five Shares, at the Discretion of the Board of Directors, and to Reduce the Number of Authorized Shares of our Common Stock and Preferred Stock by the Same Ratio,”

(v)
FOR the ratification of the appointment by the Board of the independent registered public accounting firm named under “Proposal 5—Ratification of the appointment of the Company’s independent registered public accounting firm for year ending December 31, 2010” and

(vi)
at the discretion of the proxy holders with regard to any matter not known to the Board on the date of mailing this Proxy Statement that may properly come before the Meeting or any adjournment or postponement thereof.

In cases where a stockholder has appropriately specified how a proxy is to be voted, it will be voted accordingly. The Board has designated George E. Daddis Jr. and Christopher V. Vitale as proxies for the solicitation on behalf of the Board of proxies of our stockholders, to vote on all matters as may properly come before the Meeting and any adjournment of the Meeting.

You may revoke your proxy at any time before it is voted at the Meeting by: (i) properly submitting a subsequent proxy in one of the manners authorized and described in this Proxy Statement (such as via the Internet pursuant to the voting procedures described below), (ii) giving written notice of revocation to us prior to the Meeting, or (iii) attending and voting at the Meeting. A stockholder wishing to revoke a proxy by written notice must submit such revocation to us at WorldGate Communications, Inc., 3190 Tremont Avenue, Trevose, Pennsylvania 19053, attention Corporate Secretary.

Record Date and Voting Securities

The close of business on March 24, 2010, has been fixed as the record date (the “Record Date”) for determining the stockholders entitled to vote at the Meeting. At the close of business on March 24, 2010, we had issued and outstanding 338,627,636 shares of our common stock, par value $0.01 per share (the “Common Stock”), held by 343 holders of record. No shares of our preferred stock, par value $0.01 per share are outstanding. The Common Stock constitutes the only outstanding class of voting securities entitled to be voted at the Meeting.

Quorum and Voting

The presence at the Meeting, in person or by proxy relating to any matter, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the Meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Meeting, are considered stockholders who are present and entitled to vote at the Meeting, and the shares of Common Stock held by such stockholders will count toward the attainment of a quorum. Broker “non-votes” will also be counted as shares present for purposes of determining the presence of a quorum. If a quorum will not be present, the Meeting will be adjourned from time to time until a quorum is obtained.

Each share of Common Stock entitles the holder thereof to one vote with respect to each proposal to be voted on at the Meeting.

The accompanying proxy card or voting instruction form is designed to permit each holder of Common Stock as of the close of business on the Record Date to vote on each of the matters to be considered at the Meeting. A stockholder is permitted to vote in favor of, or to withhold authority to vote for, any or all of the nominees for election to the Board and to vote in favor of or against or to abstain from voting with respect to all of the other proposals included in this Proxy Statement.

Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received instructions from its customers on such matters, if the broker has so notified us on a proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority. As used herein, “broker non-votes” means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions. We intend to treat broker non-votes in the manner described in each of the Proposals set forth herein.

If at the close of business on March 24, 2010, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Internet Availability or proxy materials, as applicable, are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account.

If you are a stockholder of record, you may vote in person at the Meeting. We will give you a ballot when you arrive.

If you do not wish to vote in person or you will not be attending the Meeting, you may vote by proxy. If you received a printed copy of these proxy materials by mail, you may vote by proxy using the enclosed proxy card or voting instruction form or vote by proxy on the Internet. If you received a Notice of Internet Availability by mail, you may vote by proxy over the Internet. The procedures for voting by proxy are as follows:

•	to vote by proxy on the Internet, go to www.proxyvote.com to complete an electronic proxy card; or
•
to vote by proxy using the enclosed proxy card or voting instruction form (if you received a printed copy of these proxy materials by mail), complete, date, sign and return your proxy card or voting instruction form promptly in the envelope provided.

If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Time on May 19, 2010, to be counted.

If you are a beneficial owner of shares held in street name and you received a printed copy of these proxy materials by mail, you should have received a voting instruction form with these proxy materials from the organization that is the record owner of your shares rather than from us. If you are a beneficial owner of shares held in street name and you received a Notice of Internet Availability by mail, you should have received the Notice of Internet Availability from the organization that is the record owner of your shares rather than from us. Beneficial owners that received a printed copy of these proxy materials by mail from the record owner may complete and mail that voting instruction form or may vote over the Internet as instructed by that organization in the proxy card. Beneficial owners that received a Notice of Internet Availability by mail from the record owner should follow the instructions included in the Notice of Internet Availability to view the proxy statement and transmit their voting instructions. For a beneficial owner to vote in person at the Meeting, you must obtain a valid proxy from the record owner. To request the requisite proxy form, follow the instructions provided by your broker or contact your broker.

As permitted under the federal securities laws, we or brokers holding shares on behalf of our stockholders will send a single set of our proxy statement to multiple stockholders sharing an address who have requested that we mail them such materials. Each such stockholder will continue to receive a separate proxy card or voting instruction form. Once stockholders receive notice from their brokers or from us that communications to their addresses will be “householded,” we will continue to do so until we have received contrary instructions from one or more of the security holders.

Stockholders whose households received a single set of our proxy materials this year but who would like to receive additional copies may contact our transfer agent, American Stock Transfer and Trust Company, at the address set forth below, and we will deliver promptly upon oral or written request a separate copy of the disclosure documents. Stockholders who do not wish to participate in “householding” and would like to receive their own sets of our proxy statement in future years should follow the instructions described below. Stockholders who share an address with another stockholder of the Company and who would like to receive only a single set of our proxy statements should follow these instructions:

•
stockholders whose shares are registered in their own name should contact American Stock Transfer and Trust Company by telephone at 1-800-937-5449 or by mail at 6201 15th Avenue, Brooklyn, N.Y. 11219, and inform it of their request; and

•
stockholders whose shares are held by a broker or other nominee should contact the broker or other nominee directly and inform them of their request. Stockholders should be sure to include their name, the name of their brokerage firm and their account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 24, 2010, there were 338,627,636 shares of our Common Stock issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote with respect to each item to be voted on by holders of the shares of Common Stock. We have no other securities, voting or nonvoting, outstanding.

The following table sets forth information with respect to the beneficial ownership of shares of our Common Stock as of March 24, 2010 by:

•	each person whom we know beneficially owns more than 5% of the Common Stock;
•	each of our directors and director nominees individually;
•	each of our named executive officers (as defined below) individually; and
•	all of our current directors and executive officers as a group.

Unless otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of Common Stock. Each person listed below disclaims beneficial ownership of their shares, except to the extent of their pecuniary interests therein. Shares of Common Stock that an individual or group has the right to acquire within 60 days of March 24, 2010 pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such person or group, but are not deemed outstanding for the purpose of calculating the percentage owned by any other person listed.

	Number	Percentage(1)
	Shares of WorldGate Common Stock Beneficially Owned
Principal Stockholders:
WGI Investor, LLC (2)	232,422,349	63.1%
349-L Copperfield Blvd., #407
Concord, NC 28025

Executive Officers and Directors:
George E. Daddis Jr.	0	0%
Joel Boyarski (3)	591,609	*
Allan Van Buhler (4)	1,975,590	*
Christopher V. Vitale	0	0%
Robert Stevanovski (2)	232,422,349	63.1%
David Stevanovski (5)	232,422,349	63.1%
Gregory Provenzano (5)	232,422,349	63.1%
Anthony Cassara (5)(6)	232,447,349	63.1%
Geoff Boyd (6)	25,000	*
Brian Fink (6)	25,000	*
Richard Nespola (6)	25,000	*
All current directors and executive officers as a group (11 persons) (7)	233,113,958	63.1%

* Less than 1%.

(1)	Percentage of beneficial ownership is based on 338,627,636 shares of Common Stock outstanding as of March 24, 2010.

(2)
Ownership is based on a Schedule 13D filed April 16, 2009 by WGI Investor LLC (“WGI”), Manna Holdings, LLC (“Manna Holdings”), Praescient, LLC (“Praescient”) and Robert Stevanovski and includes (a) 202,462,155 shares of Common Stock held by WGI, (b) 23,960,194 shares of Common Stock issuable under the Anti-Dilution Warrant (defined below under the heading “Change in Control”) as of March 24, 2010 and (c) 6,000,000 shares of Common Stock issuable under the March 2010 WGI Warrant (defined below under the heading “Certain Relationships and Related Transactions”). Robert Stevanovski is the manager of Praescient, which serves as the sole manager of WGI and as the managing member of Manna Holdings. Manna Holdings is the holder of a substantial majority of the membership interests of WGI. As such, Mr. Stevanovski, Praescient and Manna Holdings may be deemed to beneficially own all of the securities reported in the table. Each of Mr. Stevanovski, Praescient and Manna Holdings disclaims beneficial ownership of such securities, and the information reported herein shall not be deemed an admission that such reporting person is the beneficial owner of the securities for any purpose, except to the extent of such person’s pecuniary interest therein.

(3)
Includes (a) 582,238 shares which underlie options that are currently exercisable or will be exercisable within 60 days after March 24, 2010 and (b) 9,371 shares of Common Stock held directly. Although Mr. Boyarski has previously been granted 250,000 restricted shares of Common Stock pursuant to a performance share grant which vest upon the Company achieving certain performance criteria, these restricted shares are not included in the table above because the performance share grant can be paid in cash, shares of Common Stock, or a combination thereof as determined by the Compensation and Stock Option Committee and therefore Mr. Boyarski does not have a right to acquire the Common Stock within 60 days after March 24, 2010. Performance share grants of restricted shares under the WorldGate Communications, Inc. 2003 Equity Incentive Plan are bookkeeping entries representing a right to receive a payment in cash, shares of Common Stock, or a combination thereof as determined by the Compensation and Stock Option Committee equal to the value of the shares of Common Stock on achievement of performance criteria.

(4)
Includes (a) 203,662 shares of Common Stock issuable under the Anti-Dilution Warrant, (b) 51,000 shares of Common Stock issuable under the March 2010 WGI Warrant and (c) 1,720,928 shares held directly by WGI. The shares held directly by WGI indicated in the table reflect Mr. Van Buhler’s pro rata interest as a member of WGI in the securities of the Company held by WGI, and Mr. Van Buhler disclaims beneficial ownership of the securities held by WGI, and the information reported herein shall not be deemed an admission that Mr. Van Buhler is the beneficial owner of the securities for any purpose, except to the extent of his pecuniary interest therein.

(5)
The securities reported in the table are held directly by WGI and include (a) 202,462,155 shares of Common Stock held by WGI, (b) 23,960,194 shares of Common Stock issuable under the Anti-Dilution Warrant as of March 24, 2010 and (c) 6,000,000 shares of Common Stock issuable under the March 2010 WGI Warrant. Each of Anthony Cassara, David Stevanovski and Gregory Provenzano indirectly owns a membership interest in Manna Holdings, which is the holder of a substantial majority of the membership interests of WGI. As such, each of Messrs. Cassara, Stevanovski and Provenzano may be deemed to beneficially own all of the securities reported herein and owned directly by WGI. Each of Messrs. Cassara, Stevanovski and Provenzano disclaims beneficial ownership of such securities, and the information reported herein shall not be deemed an admission that such reporting person is the beneficial owner of the securities for any purpose, except to the extent of his pecuniary interest therein.

(6)	Includes 25,000 shares which underlie options that are currently exercisable or will be exercisable within 60 days after March 24, 2010.

(7)
Includes (a) 202,471,526 shares of Common Stock, (b) 682,238 shares which underlie options that are currently exercisable or will be exercisable within 60 days after March 24, 2010 and (c) an aggregate of 29,960,194 shares of Common Stock issuable under the Anti-Dilution Warrant and the March 2010 Warrant as of March 24, 2010 and held directly (or deemed to be beneficially owned) by the executive officers and directors as a group.

CHANGE IN CONTROL

On April 6, 2009, we completed a private placement of securities to WGI Investor LLC (“WGI”), pursuant to the terms of a Securities Purchase Agreement, dated December 12, 2008 (the “Securities Purchase Agreement”), between us and WGI. In connection with the closing on April 6, 2009 of the transactions contemplated by the Securities Purchase Agreement, we issued to WGI an aggregate of 202,462,155 shares of our Common Stock, representing approximately 63% of the total number of the then issued and outstanding shares of our Common Stock, as well as a warrant to purchase up to 140,009,750 shares of our Common Stock in certain circumstances (the “Anti-Dilution Warrant”) in exchange for (i) cash consideration of $1,450,000, (ii) the cancellation of convertible debentures held by WGI under which approximately $5,100,000 in principal and accrued interest was outstanding, and (iii) the cancellation of certain outstanding warrants held by WGI. WGI is a private investment fund whose ownership includes owners of ACN, Inc. (“ACN”), a direct seller of telecommunications services and a distributor of video phones.

The Anti-Dilution Warrant entitles WGI to purchase up to 140,009,750 shares of Common Stock at an exercise price of $0.01 per share to the extent we issue any capital stock upon the exercise or conversion of (i) any warrants, options and other purchase rights that were outstanding as of April 6, 2009 (“Existing Contingent Equity”), (ii) up to 19.7 million shares underlying future options, warrants or other purchase rights issued by us after April 6, 2009 (“Future Contingent Equity”), or (iii) the ACN Warrant described below. The Anti-Dilution Warrant is designed to ensure that WGI may maintain 63% of our issued and outstanding shares of capital stock in the event that any of our capital stock is issued in respect to the Existing Contingent Equity, the Future Contingent Equity or the ACN Warrant (i.e., upon each issuance of a share pursuant to Existing Contingent Equity, Future Contingent Equity or the ACN Warrant, the Anti-Dilution Warrant may be exercised for 1.7027027 shares). The term of the Anti-Dilution Warrant is ten years from the date of issuance, and the shares subject to the Anti-Dilution Warrant will be decreased proportionally upon the expiration of Existing Contingent Equity, Future Contingent Equity and the ACN Warrant.

Concurrently with the closing on April 6, 2009 of the transactions contemplated by the Securities Purchase Agreement, we entered into a Registration Rights and Governance Agreement with WGI and ACN (the “Rights Agreement”) granting them certain rights with respect to the shares purchased pursuant to the Securities Purchase Agreement and the securities underlying the Anti-Dilution Warrant and the ACN Warrant. Under the terms of the Rights Agreement, we agreed to file a registration statement on Form S-3 covering the resale of any shares held by WGI and ACN and to maintain its effectiveness for a minimum period of time. In addition, WGI and ACN have the right to require us to file additional registration statements covering the resale of such securities to the extent they are not covered by an effective registration statement and will be entitled to “piggy-back” registration rights on all of our future registrations (with certain limitations) and on any demand registrations of any other investors, subject to customary underwriters’ cutbacks to reduce the number of shares to be registered in view of market conditions.

Pursuant to the terms of the Rights Agreement, we granted WGI and ACN preemptive rights to purchase a pro rata portion of any of our Common Stock or other securities convertible into our Common Stock issued by us, except for shares issued under board-approved employee benefit plans, conversions of Existing Contingent Equity or upon exercise of the Anti-Dilution Warrant or the ACN Warrant. The Rights Agreement also gives WGI the right to nominate a total of four of the seven members of our board of directors. This nomination right will be reduced by one director for each reduction in WGI’s beneficial ownership of our Common Stock (including any warrants or other purchase rights) below thresholds of 50%, 43%, 29% and 14% of our voting stock. To the extent that such nomination right decreases, the corresponding number of WGI nominees will offer to tender their resignation for acceptance by the board of directors.

WGI currently owns approximately 59.8% of our outstanding Common Stock. Therefore, if WGI elects to vote all of the shares of Common Stock it owns on any proposal submitted to a vote of our stockholders at the Meeting, it will control the outcome of any such vote.

The Company knows of no other arrangement the operation of which may at a subsequent date result in a change in control of the Company.

LEGAL PROCEEDINGS

The Company is not aware of any legal proceedings in which any director, nominee, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, nominee, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Our Board of Directors currently consists of seven directors. At each annual meeting of stockholders, directors are elected to hold office for a term of one year and until their respective successors are elected and qualified.

The Board had 6 regular meetings and 6 special meetings during the fiscal year ended December 31, 2009. During the fiscal year ended December 31, 2009, other than Mr. Provenzano, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was a director. It is the policy of the Board that all directors are encouraged but are not required to attend the annual meeting of stockholders. The Company did not hold an annual stockholders meeting during the years ended December 31, 2008 or December 31, 2009. The Board has established an Audit Committee, Compensation and Stock Option Committee and Nominating and Governance Committee.

Director Nominations

On April 29, 2009, the Board determined to suspend the Nominating and Governance Committee. The Board determined that it is important for each member of the Board to actively participate in all matters that were previously the responsibility of the Nominating and Governance Committee. In addition to the three independent members of our Board identified below, four members were appointed, pursuant to the terms of the Securities Purchase Agreement and the Rights Agreement, by WGI which is actively involved in the management of the Company and owns approximately 59.8% of the outstanding shares of our Common Stock. Accordingly, we believe that it is important that the members who are appointed by WGI participate in the selection of nominees to the Board and our corporate governance matters. In addition, the Board believes that this nomination process provides the Company with a much broader focus for potential candidates than might be achieved by a nominating committee. As such, each of our Board members participates in, among other matters, identifying and recommending qualified candidates for director, recommending the director nominees for our annual meetings of stockholders and recommending the director nominees for each of the Board committees.

As part of the Board’s responsibility relating to nominating of candidates to the Board, our Board may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Board may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity of experience, qualifications, skills and backgrounds, the extent to which the candidate would fill a present need in the Board, and concern for the long-term interests of our stockholders. In addition, although the Company does not have a formal policy regarding the consideration of diversity in identifying and evaluating potential director candidates, the Board will consider diversity in the context of the Board as a whole and takes into account the personal characteristics (gender, ethnicity and age), skills and experience, qualifications and background of current and prospective directors’ diversity as one factor in identifying and evaluating potential director candidates. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at our 2011 Annual Meeting of Stockholders using the procedures set forth in the Company’s bylaws, it must follow the procedures described under “Stockholder Proposals for 2011 Annual Meeting” and as set forth in our bylaws. If a stockholder wishes simply to propose a candidate for consideration as a nominee by our Board, it should submit any pertinent information regarding the candidate to the Chairman of the Board by mail care of our Corporate Secretary at 3190 Tremont Avenue, Trevose, Pennsylvania 19053.

Board Committees

Compensation Committee. The Compensation and Stock Option Committee is responsible for:

•	reviewing and evaluating the Company’s compensation practices and policies;
•	annually evaluating CEO performance;
•	annually reviewing and approving the compensation for the CEO and other senior executives; and
•	overseeing the administration of the Company’s compensation programs, and reviewing and approving the employees who receive awards and the nature of awards under such programs

The Compensation and Stock Option Committee had 6 meetings during 2009. The Compensation and Stock Option Committee has a charter, a copy of which is available to our stockholders in the “Investor Relations” section of our website located at www.wgate.com. From January 1, 2009 through April 6, 2009 (the date of their resignation from the Board), Jeff Morris and Clarence L. Irving, Jr. served on the Compensation and Stock Option Committee. From April 10, 2009 through April 29, 2009, Richard Nespola served on the Compensation and Stock Option Committee. From April 29, 2009 through December 31, 2009, Anthony Cassara, Brian Fink, Richard Nespola and Robert Stevanovski served on the Compensation and Stock Option Committee, with Mr. Nespola as Chairman. The Board suspended the independence requirements in the charter of the Compensation and Stock Option Committee. Pursuant to its charter, the Compensation and Stock Option Committee has the authority to delegate any of its responsibilities to subcommittees or individual(s) as the Compensation and Stock Option Committee may deem appropriate. The Compensation and Stock Option Committee has delegated its responsibility for overseeing the administration of the Company’s compensation programs and reviewing and approving the employees who receive awards and the nature of awards under such programs to a subcommittee of the Compensation and Stock Option Committee comprised of Messrs. Cassara, Fink and Nespola. Each of Messrs. Fink and Nespola meet the independence requirements in the charter of the Compensation and Stock Option Committee.

To assist in carrying out its responsibilities, the Compensation and Stock Option Committee receives reports and recommendations from management. In particular, the committee solicits input from George E. Daddis Jr., the Company’s Chief Executive Officer, regarding the compensation of those executives reporting directly to him and the structuring of performance goals based on operating and strategic plans. The Compensation and Stock Option Committee does not currently use the services of compensation consultants.

Audit Committee. The Audit Committee is responsible for:

•	Approving the appointment of our independent registered public accounting firm and monitoring the performance of such firm;
•	reviewing and approving the scope of the annual audit and evaluating with the independent registered public accounting firm our annual audit and annual financial statements;
•	reviewing and approving all fees to be paid to the independent registered public accounting firm;
•	reviewing with management the status of internal accounting controls;
•	evaluating issues having a potential financial impact on us which may be brought to the Audit Committee’s attention by management, the independent registered public accounting firm or the Board;
•	evaluating our public financial reporting documents; and
•
reviewing and approving the non-audit services to be performed by the independent registered public accounting firm, if any, and considering the effect of such performance on the auditor’s independence.

The Audit Committee had 6 meetings during 2009. The Audit Committee has a charter, a copy of which is available to our stockholders in the “Investor Relations” section of our website located at www.wgate.com. From January 1, 2009 through April 6, 2009 (the date of their resignation from the Board), Dr. Tarshis, Mr. Davidson and Mr. Jaffe served on the Audit Committee, with Mr. Jaffe as Chairman. On April 10, 2009, Geoffrey Boyd was appointed to serve on the Audit Committee. From April 29, 2009 through December 31, 2009, Geoffrey Boyd, Anthony Cassara and Brian Fink served on the Audit Committee, with Mr. Boyd as Chairman. In connection with his appointment to the Audit Committee, the Board waived the independence requirements in the charter of the Audit Committee with respect to Mr. Cassara. The Board of Directors has determined that each of Messrs. Boyd and Fink meet the requirements of the applicable Securities and Exchange Commission rules for membership on the Audit Committee, including Rule 10A-3(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is “independent” as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules, and qualifies as a “Non-employee Director” for purposes of Rule 16b-3 under the Exchange Act. The Board has determined that Mr. Boyd qualified as an “audit committee financial expert” as defined in Item 407 of Regulation S-K. As discussed below under “Director Independence,” we are not currently subject to the Nasdaq continued listing requirements or the requirements of any other national securities exchange, including the independence requirements for audit committees. The Board has not reached an affirmative conclusion that Mr. Cassara is “independent” as such term is described in the Nasdaq Marketplace Rules. However, the Board determined that his membership on the Audit Committee was in the best interest of the Company and its stockholders in light of his experience in financial and related matters in our industry and the fact that the Audit Committee was composed of only two other members. On March 4, 2010, the Board replaced Mr. Cassara on the Audit Committee with Mr. Nespola. The Board of Directors has determined that Mr. Nespola meets the requirements of the applicable Securities and Exchange Commission rules for membership on the Audit Committee, including Rule 10A-3(b) under the Exchange Act, is “independent” as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules, and qualifies as “Non-employee Director” for purposes of Rule 16b-3 under the Exchange Act.

Director Independence

Our Common Stock is currently quoted on the OTC Bulletin Board and is not listed on the Nasdaq Stock Market or any other national securities exchange. Accordingly, we are not currently subject to the Nasdaq continued listing requirements or the requirements of any other national securities exchange. Nevertheless, in determining whether a director or nominee for director should be considered “independent” the board utilizes the definition of independence set forth in Rule 5605(a)(2) of the Nasdaq Listing Rules. The board has determined that Messrs. Boyd, Fink and Nespola each qualify as “independent” under this rule. From January 1, 2009 through April 6, 2009 (the date of their resignation from the Board), the following directors each qualified as “independent” under this rule: Steven C. Davidson, Clarence L. Irving, Jr., Martin Jaffe, Jeff Morris, and Lemuel Tarshis.  In the event that we list our Common Stock on Nasdaq or another national securities exchange, we will utilize the definition of independence under the rules of such exchange.

In addition, if our Common Stock were listed on the Nasdaq Stock Market or another national securities exchange, our Company also would qualify as a “controlled company” under Rule 5615(c)(2) of the Nasdaq Listing Rules (or similar exemptions of other national securities exchanges) because WGI Investor LLC holds more than 50% of the voting power of our company. Accordingly, we would have the option to be exempt from the requirements to have:

•	a majority of independent directors;
•	a compensation committee composed solely of independent directors;
•	compensation of our executive officers determined by a majority of independent directors;
•	a nominating committee composed solely of independent directors; and
•	director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.

Although we are not currently subject to the Nasdaq continued listing requirements or the requirements of any other national securities exchange, the Board has determined that we would rely on the “controlled company” exemption from the foregoing requirements if we were subject to these requirements.

Board Leadership Structure and Risk Oversight

The Board does not have a policy on whether or not the role of the Chief Executive Officer and Chairman of the Board should be separate or, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. The Board determined that the role of Chairman of the Board (held by Mr. Robert Stevanovski) should be separated from the role of Chief Executive Officer (held by Mr. Daddis) because it believes that this currently provides the most efficient and effective leadership model for the Company. The Company believes this leadership structure is appropriate at this time because it allows the Company to fully benefit from the leadership ability, industry experience and technical expertise that each of these individuals possesses. We believe that separating these positions allows the Chairman of the Board to lead the Board in its fundamental role of providing direction and guidance to management while allowing our Chief Executive Officer to focus on our day-to-day business. In addition, we believe that the current separation provides a more effective monitoring and objective evaluation of the CEO’s performance. In accordance with the Rights Agreement, WGI has the right to nominate a total of four of the seven members of our Board, and, as the majority stockholder of the Company, WGI has the power to elect all of the members of our Board. The Board currently has three independent directors, namely Messrs. Boyd, Fink and Nespola, who fulfill the independent Board functions to be performed by independent directors as described elsewhere in this Proxy Statement.

The Board as a whole has ultimate responsibility for the Company’s risk oversight function. The Board and its committees regularly review material strategic, operational, financial, compensation and compliance risks with senior management. Certain risks are overseen by committees of the Board of Directors and these committees make reports to the full Board of Directors, including reports on noteworthy risk-management issues. Financial risks are overseen by the Audit Committee, which meets with management to review the Company’s major financial risk exposure and the steps management has taken to monitor and control such exposures. Compensation risks are overseen by the Compensation and Stock Option Committee. Members of the Company’s senior management team regularly report to the full Board regarding their areas of responsibility and a component of these reports is risk within the area of responsibility and the steps management has taken to monitor and control such exposures. Additional review or reporting on risks is conducted as needed or as requested by the Board or its committees.

STOCKHOLDER COMMUNICATIONS TO THE BOARD

The Board of Directors recommends that stockholders initiate any communications with the Board in writing and send them care of our Corporate Secretary at WorldGate Communications, Inc., 3190 Tremont Avenue, Trevose, Pennsylvania 19053. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed our Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed our Secretary, prior to forwarding any correspondence, to review such correspondence and, in his or her discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The roles and responsibilities of the Audit Committee are set forth in a written charter that was adopted by the Board. The Audit Committee is responsible for overseeing the Company’s overall financial reporting process and for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2009, the Audit Committee, among other activities, reviewed and discussed the Company’s audited financial statements for such fiscal year with management and with Marcum LLP, the Company’s independent registered public accounting firm. The Audit Committee has discussed with Marcum LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from Marcum LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Marcum LLP’s communications with the audit committee concerning independence, and has discussed with Marcum LLP its independence. The Audit Committee has considered the compatibility of the provision of non-audit services with maintaining the auditor’s independence.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2009, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission.

The Audit Committee

Geoffrey Boyd (Chairman) Brian Fink Richard Nespola

The Audit Committee Report in this Proxy Statement shall not be deemed filed or incorporated by reference into any other filings by us under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that we specifically incorporate this information by reference.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

(Notice Item 1)

General

At the Meeting, seven directors will be elected to the Board to serve for a term of one year and until their respective successors have been elected and qualified or until his earlier death, resignation or removal. Each of the nominees is currently serving as a director on our Board.

In connection with the completion of the private placement to WGI Investor LLC pursuant to the Securities Purchase Agreement, (1) each of Steven C. Davidson, Clarence L. Irving, Jr., Martin Jaffe, Jeff Morris and Lemuel Tarshis resigned as a director, (2) Hal Krisbergh resigned as Chairman of the Board and remained a director and (3) Robert Stevanovski was appointed to serve on the Board and to serve as Chairman. Effective as of April 8, 2009, Hal Krisbergh resigned from the Board. Following the closing of the private placement to WGI Investor LLC pursuant to the Securities Purchase Agreement, the Board appointed David Stevanovski, Gregory Provenzano and Anthony Cassara to serve on the Board, effective on April 9, 2009. On April 10, 2009, the Board appointed Richard Nespola and Geoffrey Boyd to serve on the Board. On April 29, 2009, the Board appointed Brian Fink to serve on the Board.

Vote Required and Recommendation of the Board of Directors

Under our Amended and Restated Bylaws, directors are elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote, and thus the seven nominees for election as directors who receive the most votes cast will be elected. Instructions to withhold authority and broker non-votes will not affect the outcome of the election of directors.

Unless authority to vote for any of the nominees named above is withheld or if the stockholder has not given instructions with respect to voting the stockholder’s shares, the shares represented by the enclosed proxy or voting instruction form will be voted “FOR” the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by valid proxies received by the Company will be voted for the election of such other person as the Board may recommend in that nominee’s place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

The Board of Directors unanimously recommends that the stockholders vote FOR each of the seven nominees listed herein.

The Company seeks directors with established strong professional reputations and experience in areas relevant to the strategy and operations of the Company’s businesses, particularly industries, end-markets and growth segments that the Company serves as well as key geographic markets where we operate and intend to operate. Each of the nominees for election as a director at the Meeting holds or has held senior executive positions in large, complex organizations and has operating experience that meets this objective, as described below. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management and leadership development. Each of our directors also has experience serving on boards of directors and board committees of other public companies and has an understanding of corporate governance practices and trends. The Board also believes that each of the nominees has other key attributes that are important to an effective board: integrity, candor, analytical skills, the willingness to engage management and each other in a constructive and collaborative fashion, diversity of experience, qualifications, skills and backgrounds, and the ability and commitment to devote significant time and energy to service on the Board and its committees. In addition to the above, the Board also considered the specific experience described in the biographical details that follow in determining to nominate the individuals set forth below for election as directors.

Nominees for Director

Set forth below are the name, age and the positions and offices held by each of our director-nominees, his principal occupation and business experience during at least the past five years, the names of other publicly-held companies of which he serves as a director and the experience, qualifications, attributes or skills that qualify such person to serve as a director.

Robert Stevanovski, 46. Mr. Robert Stevanovski was appointed as a director and Chairman of the Board on April 6, 2009. He is one of the co-founders of ACN, Inc. (“ACN”), and has served as Chairman of ACN since its founding in 1993. Mr. Robert Stevanovski has served as Chairman of the Board of deltathree, Inc. (“D3”), a publicly-held provider of voice over internet protocol services, since February 2009. Mr. Robert Stevanoski served as the Interim Chief Executive Officer and President of the Company from April 10, 2009 through August 3, 2009. He is the brother of David Stevanovski, also a member of the Board. Mr. Robert Stevanovski’s areas of relevant experience, qualifications, attributes or skills include sales and marketing expertise generally, extensive knowledge of the telecommunications and multi-level marketing industries, outside board experience with D3 and extensive business and management experience as co-founder and Chairman of ACN.

Geoffrey Boyd, 42. Mr Boyd was appointed as a director on April 10, 2009. Since November 2009, Mr. Boyd has served as the Chief Financial Officer of Rational Energies, Inc., a development-stage company formed to produce and market, on a commercially viable scale, RE Diesel fuel made from low cost waste materials. Mr. Boyd has over 17 years of experience in telecommunications. From March 2000 to September 2007, he was Chief Financial Officer of Eschelon Telecom. From 1997 to 2000 Mr. Boyd served in a variety of executive roles at Dobson Communications, one of the largest rural cellular telephone providers in the United States. Mr. Boyd’s areas of relevant experience, qualifications, attributes or skills include extensive knowledge of the telecommunications industry, capital markets, corporate finance, financial reporting, and accounting and controls.

Anthony Cassara, 55. Mr. Cassara was appointed as a director on April 9, 2009. Since October 2000, Mr. Cassara founded and has served as President of Cassara Management Group, Inc., a privately held business counseling practice focused on the telecommunications industry. Prior to founding Cassara Management Group, Mr. Cassara was President of the Carrier Services division at Global Crossing Ltd. from October 1999 to December 2000. In 2002, Global Crossing Ltd. and certain of its direct and indirect subsidiaries filed voluntary petitions for relief under Chapter 11 of title 11 of the U.S. Code in the U.S. Bankruptcy Court for the Southern District of New York. Mr. Cassara served as a member of the board of directors of MPower Holding Corporation from May 2002 to August 2006; Teleglobe International Holdings Ltd. from February 2004 to February 2006; Eschelon Telecom Inc. from November 2002 to December 2004; and has served as a director of D3 since February 2009. Mr. Cassara’s areas of relevant experience, qualifications, attributes or skills include telecommunications and information services; senior leadership roles in global telecommunications companies; public company board experience, corporate finance, and financial reporting.

Brian Fink, 47. Mr. Fink was appointed as a director on April 29, 2009. Mr. Fink currently serves as Chairman and Managing Director for IntegraTouch, LLC, a company he founded in 2002 and has grown to over 28 employees providing technology, computer, development and integration products and services. From 2007-2009, Mr. Fink served as Chief Information Officer and Executive Vice President for One Communications with responsibility for crafting the technology strategy and for driving the key technology and product initiatives affecting the entire organization. His responsibilities included developing the strategic vision for the next generation operational support systems and the deployment of new technologies and products in support of One Communications business’ requirements. Prior to founding IntegraTouch, from 1994 to 2002, Mr. Fink held several executive positions with Frontier and Global Crossing, including to Senior Vice President of Systems and Product Development. He was responsible for defining and implementing the company’s systems and product strategy to support the carrier, business services, local, and conferencing business units. Further, he pioneered the company’s IP convergence and VoIP strategy and led the successful deployment of network, systems, and services to support this strategy. Mr. Fink also served on the board of Frontier Ventures from 1998 through 2001 and advised several successful start up companies which he spear headed. Mr. Fink’s areas of relevant experience, qualifications, attributes or skills include extensive knowledge of the telecommunications industry, senior leadership roles in global telecommunications companies, extensive telecommunications technical expertise, and extensive business experience as Chairman and Managing Director for IntegraTouch.

Richard Nespola, 65. Mr. Nespola was appointed as a director on April 10, 2009. Since 1990, Mr. Nespola has been Chairman and CEO of The Management Network Group Inc. (TMNG), a NASDAQ listed company founded by Mr. Nespola, which provides strategic, management and operations consulting services to the telecom, media and entertainment industries. Prior to the business combination forming One Communications, he served on the board of Choice One Communications and currently serves on the board of directors of One Communications. Prior thereto he held executive management positions at MCI and Sprint where he had responsibility for strategy, carrier operations, product development, and regulatory processes. Mr. Nespola’s areas of relevant experience, qualifications, attributes or skills include extensive knowledge of the telecommunications industry, senior leadership roles in global telecommunications companies, outside board experience with One Communications, extensive experience with public company corporate governance, and extensive business experience as Chairman and CEO of TMNG.

Gregory Provenzano, 50. Mr. Provenzano was appointed as a director on April 9, 2009. Mr. Provenzano is one of the co-founders of ACN and has served as President of ACN since its founding in 1993. Mr. Provenzano has served as a director of D3 since March 2009. Mr. Provenzano’s areas of relevant experience, qualifications, attributes or skills include sales and marketing expertise generally, extensive knowledge of telecommunications and multi-level marketing, outside board experience with D3, and extensive business and management experience as co-founder and President of ACN.

David Stevanovski, 43. Mr. David Stevanovski was appointed as a director on April 9, 2009. He has served in a number of positions at ACN, and currently serves as Chief Operating Officer of ACN North America. Mr. Stevanovski has served as a director of D3 since March 2009. He is the brother of Robert Stevanovski, also a member of the Board. Mr. David Stevanovski’s areas of relevant experience, qualifications, attributes or skills include sales and marketing expertise generally, extensive knowledge of the telecommunications and multi-level marketing industries, outside board experience with D3, and extensive operational experience as Chief Operating Officer of ACN North America.

Pursuant to the terms of the Rights Agreement, WGI has the right to nominate a total of four of the seven members of our Board. This nomination right will be reduced by one director for each reduction in WGI’s beneficial ownership of our Common Stock (including any warrants or other purchase rights) below thresholds of 50%, 43%, 29% and 14% of our voting stock. To the extent that such nomination right decreases, the corresponding number of WGI nominees will offer to tender their resignation for acceptance by the Board. To the extent the number of members of the Board is changed, the number of directors WGI is entitled to appoint will be increased or decreased (as applicable) to provide WGI with the right to nominate no less than the same proportion of directors as otherwise provided in the Rights Agreement. WGI has nominated Messrs Cassara, Provenzano, David Stevanovski and Robert Stevanovski to the Board.

PROPOSAL NO. 2

APPROVE THE ADOPTION OF AMENDMENT 2009-1 TO THE WORLDGATE COMMUNICATIONS,
INC. 2003 EQUITY INCENTIVE PLAN

(Notice Item 2)

General

We are asking our stockholders to approve the adoption of Amendment 2009-1 (the “Amendment”) to the WorldGate Communications, Inc. 2003 Equity Incentive Plan (the “2003 Plan”). The Board of Directors adopted the Amendment to the 2003 Plan on May 26, 2009, subject to stockholder approval. A copy of the 2003 Plan, as amended by the Amendment, as proposed to be approved, is attached as Appendix A to this Proxy Statement.

The share numbers discussed in this Proposal No. 2 do not take into account the reverse stock split contemplated under the heading “Proposal No. 4 – Approve the Third Amended and Restated Certificate of Incorporation of WorldGate Communications, Inc. to, among other things, effect a reverse stock split of our issued and outstanding Common Stock by a ratio of between one-for-five and one-for-twenty five shares, at the discretion of the Board of Directors, and to reduce the number of authorized shares of our Common Stock and Preferred Stock by the same ratio.” Upon the effectiveness of any such reverse stock split, based upon the ratio selected by the Board, proportionate adjustments will be made to the share numbers discussed in this Proposal No. 2.

We currently maintain one stock incentive plan, our 2003 Plan. The Amendment to the 2003 Plan:

•
increases the total number of shares authorized for issuance or transfer under the 2003 Plan by 15,674,960 shares of Common Stock, so that the total number of shares authorized and reserved for issuance or transfer under the 2003 Plan is 26,500,000 shares of Common Stock;

•
changes the limit on the maximum number of shares of Common Stock subject to options that can be awarded to any eligible individual under the 2003 Plan from 1,000,000 to 2,000,000 shares per calendar year, subject to adjustments for changes in the Company’s capital structure;

•	rounds down to the nearest whole number any fractional shares resulting from adjustments due to changes in the Company’s capital structure under the 2003 Plan; and

•	requires that all options be issued at an exercise price per share no less than one hundred percent of the fair market value of a share of Common Stock on the date of grant of the option.

If the adoption of the 2010 Plan (described below in Proposal 3) is approved by stockholders, the 2003 Plan will be terminated (except with respect to outstanding awards previously granted thereunder) and no additional awards will be made under those plans.

We believe that in order to successfully attract and retain the best possible candidates for positions of responsibility we must continue to offer a competitive equity incentive program. We are asking stockholders to approve the Amendment to the 2003 Plan so that we will have a sufficient number of shares available for the issuance of stock options and other equity awards and to ensure that the 2003 Plan will be in compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRS Code”). We believe that the ability of the Company to grant equity awards is important in enabling us to offer competitive compensation packages and to make the most effective use of the shares our stockholders authorize for incentive purposes. Therefore, the Board recommends that stockholders vote to approve the adoption of the Amendment to the 2003 Plan.

Description of the Amendment to the 2003 Plan

The following summary of the Amendment to the 2003 Plan, as proposed to be approved by stockholders in this Proposal 2, is qualified in its entirety by the specific language of the 2003 Plan, as amended by the Amendment, a copy of which is attached as Appendix A to this Proxy Statement.

Shares Authorized under the Amendment and Award Limits

The Board determined that it was advisable and in the best interests of the Company to increase the maximum number of shares available under the 2003 Plan and to increase the maximum number of shares of Common Stock subject to options that can be awarded to any eligible individual under the 2003 Plan to enable the Company to be able to provide meaningful equity incentives to eligible participants in light of the significant increase (from 118,906,345 on March 16, 2009 to 321,368,500 on May 5, 2009) in the number of shares of Common Stock that were outstanding as a result of the completion of the private placement to WGI Investor LLC on April 6, 2009. The Amendment increases the total number of shares authorized for issuance or transfer under the 2003 Plan by 15,674,960 shares of Common Stock, so that the total number of shares authorized and reserved for issuance or transfer under the 2003 Plan is 26,500,000 shares of Common Stock and changes the limit on the maximum number of shares of Common Stock subject to options that can be awarded to any eligible individual under the 2003 Plan from 1,000,000 to 2,000,000 shares per calendar year, subject to adjustments for changes in the Company’s capital structure.

Technical Amendments

In reviewing the 2003 Plan, it was determined that technical amendments were appropriate to avoid any award being considered “deferred compensation” as that term is defined for purposes of the federal tax rules governing nonqualified deferred compensation arrangements (Section 409A of the IRS Code). If an award includes deferred compensation, and its terms do not comply with the requirements of the legislation, then any deferred compensation component of the award will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax. To address these concerns, the Amendment rounds down to the nearest whole number any fractional shares resulting from adjustments due to changes in the Company’s capital structure under the 2003 Plan and requires that all options be issued at an exercise price per share no less than one hundred percent of the fair market value of a share of Common Stock on the effective date of grant of the option.

Description of 2003 Plan Other Than Those Provisions Covered by the Amendment

The following summary of the 2003 Plan is qualified in its entirety by the specific language of the 2003 Plan, as amended by the Amendment, a copy of which is attached as Appendix A to this Proxy Statement.

Administration of the Plan

The 2003 Plan can be administered by our Board or the Compensation and Stock Option Committee of our Board, or a subcommittee of the Compensation and Stock Option Committee comprised solely of independent directors.

Compliance with the Terms of the 2003 Plan and All Applicable Laws

The grant of awards under the 2003 Plan and the issuance of shares of Common Stock pursuant to any award are subject to compliance with the terms and conditions of the 2003 Plan and all applicable laws and regulations.

Grant Limit

The 2003 Plan provides that no employee or prospective employee may be granted in any fiscal year an award for more than the number of shares provided below, subject to appropriate adjustment in the event of any change in our capital structure (the "Grant Limit"). This Grant Limit is intended to permit compensation received by certain executive officers in connection with awards granted under the 2003 Plan to qualify as performance-based compensation under Section 162(m) of the IRS Code. Performance-based compensation is not counted toward the limit on the amount of executive compensation that public companies are permitted to deduct for federal income tax purposes under Section 162(m).

Stock Appreciation Right Grant Limit: No employee or prospective employee shall be granted within any fiscal year of the Company one or more stock appreciation rights which in the aggregate are for more than 1,000,000 shares.

Stock Purchase and Rights, Stock Bonuses Grant Limit: No employee or prospective employee shall be granted within any fiscal year of the Company one or more Stock Purchase Rights, Stock Bonuses and/or Stock Unit awards, subject to vesting conditions based on the attainment of performance goals, for more than 1,000,000 shares.

Performance Shares and Performance Units Grant Limit: A participant may receive only one performance award with respect to any performance period. No employee shall be granted (a) performance shares which could result in such employee receiving more than 1,000,000 shares for each full fiscal year of the Company contained in the performance period for such award, or (b) performance units which could result in such employee receiving more than $2,500,000 for each full fiscal year of the Company contained in the performance period for such award.

Performance Criteria

In order to preserve the Company's ability to deduct compensation related to awards granted under the 2003 Plan, the 2003 Plan provides that prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the IRS Code, the Compensation and Stock Option Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each parent and subsidiary corporation consolidated therewith for financial reporting purposes, or such division or business unit of the Company as may be selected by the Compensation and Stock Option Committee. The Compensation and Stock Option Committee, in its discretion, may base performance goals on one or more of the following measures such as: revenue, gross margin, operating margin, operating income, pre-tax profit, earnings before interest, taxes, depreciation and/or amortization, net income, cash flow, expenses, stock price, earnings per share, return on stockholder equity, return on capital, return on net assets, economic value added and market share. The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Compensation and Stock Option Committee. The degree of attainment of performance measures will, according to criteria established by the Compensation and Stock Option Committee, be computed before the effect of changes in accounting standards, restructuring charges and similar extraordinary items occurring after the establishment of the performance goals applicable to a performance award.

Eligibility

Under the 2003 Plan, we may grant awards to our employees (including officers), directors, or consultants or any employees (including officers), directors, or consultants of our present or future parent or subsidiary. We currently have approximately 50 persons eligible to receive awards under the 2003 Plan. While we may grant incentive stock options only to employees, we may grant non-statutory stock options, stock appreciation rights, stock awards, stock units, performance shares and performance units to any eligible participant. We are currently not able to determine the benefits or amounts that will be received by or allocated to any specific participant or group of eligible participants.

Stock Options

The 2003 Plan provides for the grant of non-statutory stock options, incentive stock options within the meaning of Section 422 of the IRS Code, or any combination of these. Each option granted under the 2003 Plan must be evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2003 Plan. The exercise price of each option is determined by the Compensation and Stock Option Committee and is generally the closing price of our Common Stock of the day of the grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Stockholder") must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant.

The 2003 Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent, by the assignment of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the option, to the extent legally permitted, by tender of shares of Common Stock owned by the optionee having a fair market value not less than the exercise price, by such other lawful consideration as approved by the Compensation and Stock Option Committee, or by any combination of these. Nevertheless, the Compensation and Stock Option Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the optionee's surrender of a portion of the option shares to the Company.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Compensation and Stock Option Committee. The maximum term of any option granted under the 2003 Plan is ten years, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years. The Compensation and Stock Option Committee will specify in each written option agreement, and solely in its discretion, the period of post-termination exercise applicable to each option. Generally, stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. However, a nonstatutory stock option may be assigned or transferred to the extent permitted by the Compensation and Stock Option Committee in its sole discretion.

Automatic Stock Option Grants to Non-Employee Directors

The 2003 Plan also provides for automatic grants of stock options to non-employee directors in order to provide them with additional incentives and, therefore, to promote the success of our business. The 2003 Plan provides for an initial, automatic grant of an option to purchase 30,000 shares of our Common Stock to each non-employee director who first becomes a non-employee director after the date the 2003 Plan is effective. The 2003 Plan also provides for an annual grant of an option to purchase 10,000 shares of our Common Stock to each non-employee director on July 1 of each year that occurs on or after the date the 2003 Plan is effective. Notwithstanding the foregoing, a non-employee director granted an initial option on, or within a period of twelve months prior to, the date of annual grant will not be granted an annual option with respect to that year. Each initial and annual option will have an exercise price per share equal to the fair market value of a share of our Common Stock on the date of grant and will have a term of ten years. Both the initial options and the annual options granted to newly elected or appointed non-employee directors will vest and become exercisable ratably over four years after the date of grant of the option. All automatic non-employee director options granted under the 2003 Plan will be non-statutory stock options.

Stock Appreciation Rights

The 2003 Plan provides for the grant of stock appreciation rights. Each stock appreciation right granted under the 2003 Plan must be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 2003 Plan.

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our Common Stock between the date of grant of the award and the date of its exercise. The Company may pay the appreciation either in cash or in shares of Common Stock. The Compensation and Stock Option Committee may grant stock appreciation rights under the 2003 Plan in tandem with a related stock option or as a freestanding award. A tandem stock appreciation right is exercisable only at the time and to the same extent that the related option is exercisable, and its exercise causes the related option to be canceled. Freestanding stock appreciation rights vest and become exercisable at the times and on the terms established by the Compensation and Stock Option Committee. The maximum term of any stock appreciation right granted under the 2003 Plan is ten years. Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant's lifetime only by the participant.

Restricted Stock Awards

The 2003 Plan provides for the grant of restricted stock awards either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase Common Stock, or in the form of a restricted stock bonus, for which the participant furnishes consideration in the form of services to the Company. The Compensation and Stock Option Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our Common Stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Compensation and Stock Option Committee specifies, and the shares acquired may not be transferred by the participant until vested. Unless otherwise provided by the Compensation and Stock Option Committee, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant's termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award.

Restricted Stock Units

The 2003 Plan also provides for the grant of restricted stock units which represent a right to receive shares of our Common Stock at a future date determined in accordance with the participant's award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant's services to the Company. The Compensation and Stock Option Committee may grant restricted stock unit awards subject to the attainment of performance goals similar to those described below in connection with performance shares and performance units, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of Common Stock are issued in settlement of such awards. However, the Compensation and Stock Option Committee may grant restricted stock units that entitle their holders to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends we pay.

Performance Awards

The 2003 Plan provides for the grant of performance awards subject to such conditions and the attainment of such performance goals over such periods as the Compensation and Stock Option Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units. Performance shares and performance units are unfunded bookkeeping entries generally having initial values, respectively, equal to the fair market value determined on the grant date of a share of Common Stock and $100 per unit. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of Common Stock (including shares of restricted stock) or any combination thereof.

Following completion of the applicable performance period, the Compensation and Stock Option Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Compensation and Stock Option Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable to the participant on the basis of the performance goals attained. However, no such reduction may increase the amount paid to any other participant. In its discretion, the Compensation and Stock Option Committee may provide for the payment to a participant awarded performance shares of dividend equivalents with respect to cash dividends paid on our Common Stock. Performance award payments may be made in lump sum or in installments. If any payment is to be made on a deferred basis, the Compensation and Stock Option Committee may provide for the payment of dividend equivalents or interest during the deferral period.

Unless otherwise provided by the Compensation and Stock Option Committee, if a participant's service terminates due to the participant's death, disability or retirement prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant's service during the performance period. If a participant's service terminates prior to completion of the applicable performance period for any other reason, the 2003 Plan provides that, unless otherwise determined by the Compensation and Stock Option Committee, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Change in Control

The 2003 Plan defines a "Change in Control" of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the event, direct or indirect beneficial ownership of a majority of the total combined voting power of the voting securities of the Company, its successor or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company's voting stock; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume all outstanding awards or substitute new awards having an equivalent value.

In the event of a Change in Control and the outstanding stock options and stock appreciation rights are not assumed or replaced, then all unexercisable, unvested or unpaid portions of such outstanding awards will become immediately exercisable, vested and payable in full immediately prior to the date of the Change in Control. Any award not assumed, replaced or exercised prior to the Change in Control will terminate. The 2003 Plan authorizes the Compensation and Stock Option Committee, in its discretion, to provide for different treatment of any award, as may be specified in such award's written agreement, which may provide for acceleration of the vesting or settlement of any award, or provide for longer periods of exercisability, upon a Change in Control.

New Plan Benefits

Except as described below, no determination has been made as to the number of options or other awards that may be allocated to the individuals named in the Summary Compensation Table, nominees for election as directors, current executive officers as a group, current directors who are not executive officers as a group, or all employees (including all current officers who are not executive officers) as a group, as a result of the adoption of the 2003 Equity Plan, as amended by the Amendment.

The following table summarizes option grants made under the 2003 Equity Plan, as amended by the Amendment, during fiscal year 2009, which option grants will be effective upon the approval of the Amendment to the 2003 Plan by our stockholders at the Meeting, to:

•	the executive officers named in the Summary Compensation Table;

•	all current executive officers as a group;

•	all current directors (including nominees) who are not executive officers as a group;

•	all other employees as a group; and

•	each other person who received five percent (5%) of such options.

Name and Position of Individual	Securities underlying options granted (#)	Weighted average exercise price per share ($/sh)

George E. Daddis Jr., Chief Executive Officer and President (principal executive officer)	2,000,000	$0.34
Joel Boyarski, Chief Financial Officer, Treasurer and Senior Vice President, Finance and Administration (principal financial officer and principal accounting officer)	900,000	$0.28
Allan Van Buhler Senior Vice President of Sales, Marketing and Business Development	1,500,000	$0.28
Robert Stevanovski, Chairman of the Board of Directors, Former Interim Chief Executive Officer and President (former principal executive officer)	-	-
Harold M. Krisbergh, Former Chairman of the Board of Directors and Chief Executive Officer (former principal executive officer)	-	-
All current executive officers as a group	5,400,000	$0.30

All current directors (including nominees, who are not executive officers) as a group (7 directors)	400,000	$0.28

All other employees (including all current officers who are not executive officers) as a group (42) employees)	11,159,000	$0.34

Each option has an exercise price equal to the fair market value of the underlying stock as of the date of the grants, is exercisable in four equal annual installments commencing on the first anniversary of the date of grant and has a ten year term. The participants and types of Awards under the 2003 Plan are subject to the discretion of the Compensation and Stock Option Committee and, as a result, the benefits or amounts that will be received in the future by any participant or groups of participants if the Amendment to the 2003 Plan is approved are currently not determinable. As of March 24, 2010, there were four executive officers, seven non-employee directors, and approximately 42 total employees (including our executive officers) who were eligible to participate in the 2003 Plan.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote for this proposal at the Meeting is required to approve the adoption of the Amendment to the 2003 Plan. Proxies solicited by the Board will be voted “FOR” this proposal unless a stockholder has indicated otherwise on the proxy. Abstentions will be treated as votes against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. Thus, any shares not voted by a customer will be treated as a broker non-vote, and such broker non-votes will not be counted and accordingly will not have any effect on the outcome of the voting.

The Board of Directors unanimously recommends that stockholders vote FOR the approval of the adoption of the Amendment to the 2003 Plan.

PROPOSAL NO. 3

APPROVE THE ADOPTION OF THE WORLDGATE COMMUNICATIONS, INC. 2010 STOCK
INCENTIVE PLAN

(Notice Item 3)

General

We are asking our stockholders to approve the adoption of the WorldGate Communications, Inc. 2010 Stock Incentive Plan (the “2010 Plan”). The Board adopted the 2010 Plan on March 4, 2010, subject to stockholder approval. A copy of the 2010 Plan, as proposed to be approved, is attached as Appendix B to this Proxy Statement.

The share numbers discussed in this Proposal No. 3 do not take into account the reverse stock split contemplated under the heading “Proposal No. 4 – Approve the Third Amended and Restated Certificate of Incorporation of WorldGate Communications, Inc. to, among other things, effect a reverse stock split of our issued and outstanding Common Stock by a ratio of between one-for-five and one-for-twenty five shares, at the discretion of the Board of Directors, and to reduce the number of authorized shares of our Common Stock and Preferred Stock by the same ratio.” Upon the effectiveness of any such reverse stock split, based upon the ratio selected by the Board, proportionate adjustments will be made to the share numbers discussed in this Proposal No. 3.

We currently maintain one stock incentive plan, our 2003 Plan. The 2010 Plan is intended to replace the 2003 Plan. If the adoption of the 2010 Plan is approved by stockholders, the 2003 Plan will be terminated (except with respect to outstanding awards previously granted thereunder) and no additional awards will be made under the 2003 Plan.

We believe that in order to successfully attract and retain the best possible candidates for positions of responsibility we must continue to offer a competitive equity incentive program. We are asking stockholders to approve the proposed 2010 Plan so that we will have a sufficient number of shares available for the issuance of stock options and other equity awards and to ensure that the 2010 Plan will be in compliance with Section 162(m) of the IRS Code. We believe that the ability of the Company to grant equity awards is important in enabling us to offer competitive compensation packages and to make the most effective use of the shares our stockholders authorize for incentive purposes. Therefore, the Board recommends that stockholders vote to approve the adoption of the 2010 Plan.

Description of 2010 Plan

The following summary of the 2010 Plan, as proposed to be approved by stockholders in this Proposal 3, is qualified in its entirety by the specific language of the 2010 Plan, a copy of which is attached as Appendix B to this Proxy Statement.

For purposes of this summary, we assumed that no award will be considered “deferred compensation” as that term is defined for purposes of the federal tax rules governing nonqualified deferred compensation arrangements (Section 409A of the IRS Code). We also assumed that if any award were considered to any extent to constitute deferred compensation, its terms would comply with the requirements of that legislation (in general, by limiting any flexibility in the time of payment). For example, the award of a nonstatutory option with an exercise price which is less than the fair market value of the stock covered by the option would constitute deferred compensation. If an award includes deferred compensation, and its terms do not comply with the requirements of the legislation, then any deferred compensation component of the award will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.

Shares Authorized under the Plan and Administration of the Plan

Under the proposed 2010 Plan, the maximum number of shares available for awards under the 2010 Plan is 12,000,000 shares. The 2010 Plan is administered by the Compensation and Stock Option Committee of our Board, which has the authority to, among other things, determine eligibility to receive awards, the types and number of shares of stock subject to the awards, the price and timing of awards and the acceleration or waiver of any vesting, performance, or forfeiture restriction. As used in this Proxy Statement, the term “administrator” means the Compensation and Stock Option Committee.

Participants and Terms of Awards

Awards under the 2010 Plan may be made to employees, officers, directors and consultants of the Company or any entity controlling or controlled by the Company. Subject to adjustments for stock splits and similar events, the maximum number of shares of Common Stock subject to options or other awards that can be awarded to any eligible individual under the 2010 Plan is 1,000,000 shares per calendar year.

The Plan authorizes the grant of stock options and restricted stock awards (collectively referred to as “Awards”) to eligible participants, except that only employees of our company or any parent or subsidiary of our company is eligible for a grant of incentive stock options. Awards are subject to the terms of the 2010 Plan and the applicable award agreement setting forth such terms as the Compensation and Stock Option Committee may prescribe. Awards under the 2010 Plan may not be transferred other than: (i) by will or by the laws of descent and distribution; or (ii) by gift to a participant’s family member or certain entities in which the participant or his or her family members own a majority of the voting or beneficial interests.

Stock Options

Stock options may be granted under the 2010 Plan, including incentive stock options, as defined under Section 422 of the IRS Code, and nonqualified stock options. The option exercise price of all stock options granted under the 2010 Plan will be determined by the administrator, except that the exercise price for any stock option shall be no less than 100% of the fair market value of the stock on the date of grant. For any incentive stock option, the exercise price will not be less than 100% of the fair market value of the stock on the date of grant or not less than 110% of the fair market value for a holder of 10% of our stock. Stock options may be exercised as determined by the administrator, but in no event after the tenth anniversary of the date of grant, or with respect to incentive stock options after the fifth anniversary for a holder of 10% of our stock.

Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent. The administrator may also allow payment by tendering previously acquired shares of our Common Stock with a fair market value at the time of exercise equal to the exercise price or pursuant to broker-assisted cashless exercises and may authorize loans for the purpose of exercise as permitted under applicable law.

Restricted Stock Awards

A restricted stock award is the grant of shares of our Common Stock currently at a price determined by the administrator (including zero), that is nontransferable and is subject to substantial risk of forfeiture until specific conditions or goals are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock shall, except as otherwise provided in an individual award agreement, have full voting and may have dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the administrator.

Adjustment Provisions and Change of Control

In the event of any corporate event or transaction such as a reorganization, recapitalization, reclassification, stock dividend, stock split, or similar distribution with respect to our Common Stock, or any similar corporate event or transaction, the Compensation and Stock Option Committee, in order to prevent dilution or enlargement of participants’ rights under the 2010 Plan, may make equitable and appropriate adjustments and substitutions, as applicable, to the number and kind of shares subject to outstanding Awards, the exercise price for such shares, the number and kind of shares available for future issuance under the 2010 Plan, and other determinations applicable to outstanding awards. The Compensation and Stock Option Committee will have the power and sole discretion to determine the adjustment to be made in each case.

In the event of (i) any merger or consolidation with another entity in which our stock is converted into or exchanged for the right to receive cash or other property, (ii) the sale or exchange of all of our stock for cash or other property, (iii) the sale, transfer or other disposition of all or substantially all of our assets, or (iv) a liquidation or dissolution of our company, outstanding Awards under the 2010 Plan will terminate unless the successor corporation assumes or substitutes the Awards. However, the Committee may take one or more of the following actions in its sole discretion in connection with any such transaction with respect to all or any portion of outstanding Awards:

•	provide that outstanding options shall be assumed, or substituted with substantially equivalent rights, by the acquiring or succeeding entity;
•	provide that unexercised options shall terminate immediately prior to the transaction unless exercised within a specified period following notice to the holder of the transaction;
•	provide that outstanding options shall become exercisable in whole or in part prior to or upon the transaction;
•
provide for cash payments (net of applicable tax withholdings) to be made to holders equal to the excess, if any, of the per share acquisition price over the exercise price of the option, upon which the option shall terminate;

•
provide that, in connection with a liquidation or dissolution of the Company, options shall convert into the right to receive liquidation proceeds net of the exercise price thereof and any applicable tax withholdings;

•	provide for the release of the repurchase rights or other risk of forfeiture with respect to some or all restricted stock awards prior to or upon consummation of the transaction; and
•
provide that, with respect to restricted stock awards, the repurchase and other rights of the Company shall inure to the benefit of the successor company and shall, unless the Committee determines otherwise, apply to the cash, securities or other property which the stock was converted into or exchanged in the same manner and to the same extent as they applied to the Award.

The Committee has the authority to provide for the full or partial automatic vesting and exercisability of some or all of the outstanding Awards under the 2010 Plan upon the occurrence of an actual or anticipated corporate transaction or change of control.

Amendment and Termination

The Board may terminate, amend, or modify the 2010 Plan as it deems advisable at any time; however, stockholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule. Unless the Board expressly provides, no amendment shall affect the terms of any outstanding Award and no termination or amendment may, without the consent of any Award recipient, adversely affect the rights of the Award recipient. The administrator may amend the terms of any Award granted, prospectively or retroactively, provided that the amendment is consistent with the terms of the 2010 Plan.

The 2010 Plan provides that the Board or the administrator has the authority to implement an award exchange program in which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have different exercise prices, different terms, and a different amount of stock subject to the new award), awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced (including through an amendment of an outstanding Award). The terms and conditions of any exchange program will be determined by the administrator in its sole discretion.

The 2010 Plan has a term of ten years from the date of adoption of the plan by our Board.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the federal income tax consequences under current U.S. law of participation in the 2010 Plan and does not describe all possible U.S. federal or other tax consequences of such participation or tax consequences based on particular circumstances. Participants in the 2010 Plan should refer to the actual text of the 2010 Plan set forth in Appendix B to this Proxy Statement and should consult their own tax advisors as to specific questions relating to the tax consequences of participation.

Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the IRS Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the IRS Code.

The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares, and certain tax credits that may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the IRS Code.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the price the participant paid for the shares (if any) and the fair market value of the shares on the “determination date.” The “determination date” is the date on which the shares vest and any restrictions on the shares lapse. These restrictions generally include a prohibition on transfer and substantial risks of forfeiture (for example, where the restricted stock award is subject to vesting conditions such as service requirements or performance criteria prior to the satisfaction of which the shares remain subject to forfeiture). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

New Plan Benefits

No determination has been made as to the number of options or other awards that may be allocated to the individuals named in the Summary Compensation Table, nominees for election as directors, current executive officers as a group, current directors who are not executive officers as a group, or all employees (including all current officers who are not executive officers) as a group, as a result of the adoption of the 2010 Equity Plan.

For a discussion of the option grants made under the 2003 Equity Plan, as amended by the Amendment, during fiscal year 2009, see “Proposal No. 2 – Approve the Adoption of Amendment 2009-1 to the WorldGate Communications, Inc. 2003 Equity Incentive Plan” under the heading “New Plan Benefits”.

Each option has an exercise price equal to the fair market value of the underlying stock as of the date of the grants, is exercisable in four equal annual installments commencing on the first anniversary of the date of grant and has a ten year term. The participants and types of Awards under the 2010 Plan are subject to the discretion of the Compensation and Stock Option Committee and, as a result, the benefits or amounts that will be received by any participant or groups of participants if the 2010 Plan is approved are currently not determinable. As of March 24, 2010, there were four executive officers, seven non-employee directors, and approximately 42 total employees (including our executive officers) who were eligible to participate in the 2003 Plan.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote for this proposal at the Meeting is required to approve the adoption of the 2010 Plan. Proxies solicited by the Board will be voted “FOR” this proposal unless a stockholder has indicated otherwise on the proxy. Abstentions will be treated as votes against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. Thus, any shares not voted by a customer will be treated as a broker non-vote, and such broker non-votes will not be counted and accordingly will not have any effect on the outcome of the voting.

The Board of Directors unanimously recommends that stockholders vote FOR the approval of the adoption of the 2010 Plan.

PROPOSAL NO. 4

APPROVE THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF WORLDGATE COMMUNICATIONS, INC. TO, AMONG OTHER THINGS, EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK BY A RATIO OF BETWEEN ONE-FOR-FIVE AND ONE-FOR-TWENTY FIVE SHARES, AT THE DISCRETION OF THE BOARD OF DIRECTORS, AND TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK AND PREFERRED STOCK BY THE SAME RATIO

(Notice Item 4)

General

The Board has adopted a resolution approving, subject to stockholder approval, the Third Amended and Restated Certificate of Incorporation of WorldGate Communications, Inc., which amends and restates our existing Amended and Restated Certificate of Incorporation, and recommends to the stockholders that they approve the Third Amended and Restated Certificate of Incorporation of WorldGate Communications, Inc. The form of the proposed Third Amended and Restated Certificate of Incorporation is attached to this proxy statement as Appendix C.

The proposed Third Amended and Restated Certificate of Incorporation would amend our existing Amended and Restated Certificate of Incorporation to, among other things, effect a reverse stock split of the Company’s Common Stock, at a ratio not less than one-for-five and not greater than one-for-twenty five, with the exact ratio to be set within such range in the discretion of the Board, without further approval or authorization of the Company’s stockholders, provided that the Board determines to effect the reverse stock split and such amendment is filed with the Delaware Secretary of State prior to the first anniversary of its approval by the stockholders. If the reverse stock split is implemented, the Third Amended and Restated Certificate of Incorporation would also reduce the number of our authorized shares of Common Stock from 700 million to between approximately 140 million and 28 million shares (depending on the reverse stock split ratio selected by the Board) and would change the number of our authorized shares of Preferred Stock from 13.5 million to between approximately 2.7 million and 540 thousand shares (depending on the reverse stock split ratio selected by the Board), but would not change the par value per share of our Common Stock or Preferred Stock. The number of authorized shares of Common Stock and Preferred Stock will be rounded down to the nearest whole number. We currently have no shares of Series A Preferred Stock outstanding and have no current plans to issue preferred stock.

The Third Amended and Restated Certificate of Incorporation would also add a standard provision relating to indemnification of officers, directors and agents, consistent with the current provisions of our bylaws. We believe that the inclusion of this indemnification provision in our proposed Third Amended and Restated Certificate of Incorporation in addition to our bylaws provides our officers, directors and agents with more certainty as to their ability to rely on the indemnification protection available to them under our charter documents. We are not asking for separate approval of these additional changes to our Third Amended and Restated Certificate of Incorporation because these changes do not represent material changes in the rights of the Company’s stockholders. However, these changes are part of the proposed Third Amended and Restated Certificate of Incorporation under Proposal No. 4, attached hereto as Appendix C, and you are encouraged to review the proposed Third Amended and Restated Certificate of Incorporation before voting on this proposal.

Reverse Stock Split

Purpose. The Company’s Common Stock is quoted on the Over-the-Counter (“OTC”) Bulletin Board under the symbol “WGAT.OB”. The shares of Common Stock of the Company have traded at very low prices for some time. As of March 24, 2010, the last reported closing price of the Common Stock was $0.52. The reverse stock split is intended to increase the per share stock price to better enable the Company to list the Common Stock on the NASDAQ Global Market, the NASDAQ Capital Market or the NYSE Amex. We believe that if we are successful in maintaining a higher stock price following the reverse stock split, the stock will generate greater interest among professional investors and institutions. If we are successful in generating interest among such entities, we anticipate that our Common Stock would have greater liquidity and a stronger investor base. Alternative markets like the OTC Bulletin Board or the “pink sheets” maintained by the Pink OTC Markets, Inc. are generally considered to be less efficient and not as widely followed as other exchanges, such as those operated by NASDAQ or the New York Stock Exchange.

In order for us to list our Common Stock on the NASDAQ Global Market, the NASDAQ Capital Market or the NYSE Amex, we must satisfy certain listing standards, one of which requires a minimum bid price of $4.00 per share (or $3.00 per share for the NYSE Amex).  We believe that this is the primary initial listing standard that we do not meet in order for us to list our common stock on one of these exchanges.  We may effect a reverse stock split to meet this requirement, subject to certain conditions, including meeting the minimum bid price for a minimum of five to ten consecutive trading days, but our common stock may need to trade at or above the minimum bid price for as long as 90 consecutive trading days if we seek to rely on the “market value” listing standard for a NASDAQ listing.

We believe that the reverse stock split may help us satisfy the minimum bid price listing standards of the NASDAQ Global Market, the NASDAQ Capital Market or the NYSE Amex.  However, the effect of the reverse stock split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied.  It is possible that the per share price of our Common Stock after the reverse stock split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the reverse stock split, and even if it does rise in proportion there can be no assurance that the market price per post-reverse stock split share will remain at that level for a sustained period of time.  In addition, the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels.  The market price of our Common Stock may be based also on other factors that may be unrelated to the number of shares outstanding, including investors’ perceptions of our future performance.  Notwithstanding the foregoing, our ability to list our stock is subject to numerous requirements other than a minimum share price, including financial position and market capitalization requirements and certain corporate governance requirements.  Accordingly, even if our share price were to rise as a result of the reverse stock split, there can be no assurance that we would be able to list our stock on the NASDAQ Global Market, the NASDAQ Capital Market or the NYSE Amex.

We also believe that any increase in the market price of our Common Stock as a result of implementing the reverse stock split may improve the marketability and liquidity of our Common Stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted that the liquidity of our Common Stock may be adversely affected by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split. We believe, however, that any higher market price may reduce, to some extent, the negative effects on the liquidity and marketability of our Common Stock that may result from some of the policies and practices of institutional investors and brokerage houses described above.

In addition to increasing the price of our Common Stock, we believe that a reverse stock split will provide the Company and our stockholders with other benefits.  The fees that we would pay to list our shares would be based on the number of shares we have outstanding.  Also, the fees that we pay for custody and clearing services, the fees that we pay to the SEC to register securities for issuance and the costs of our proxy solicitations are all based on or related to the number of shares being held, cleared or registered as applicable.  Reducing the number of shares that are outstanding and that will be issued in the future may reduce the amount of fees and tax that we pay to these organizations and agencies, as well as other organizations and agencies that levy charges based on the number of shares rather than the value of the shares.

If the Third Amended and Restated Certificate of Incorporation of the Company is approved by the Company’s stockholders, the Board will have the discretion to determine, as it deems to be in the best interest of the Company’s stockholders, the specific ratio to be used within the range described above and the actual time of filing of the Third Amended and Restated Certificate of Incorporation of the Company, which must occur at any time prior to the first anniversary of its approval by the stockholders. The Board may also, in its discretion, notwithstanding stockholder approval and without further action by stockholders, elect not to proceed with the reverse stock split if the Board determines that the reverse stock split is no longer in the best interests of the Company and its stockholders. The reverse stock split will be effective upon the filing of the Third Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware (the “Effective Date”).

The Board of Directors believes that stockholder approval of an exchange ratio range (rather than an exact exchange ratio) provides the Board with maximum flexibility to react to changing market conditions and achieve the purposes of the reverse stock split. If stockholders approve Proposal No. 4, the reverse stock split will be effected, if at all, only upon a determination by the Board that the reverse stock split is in the best interests of the Company and its stockholders at that time. In connection with any determination to effect the reverse stock split, the Board will set the time for such a split and select a specific ratio within the range, which ratio will be applicable both to the reverse stock split and the reduction in the number of authorized shares of Common Stock and Preferred Stock. In determining whether to effect the reverse stock split and, if so, the ratio to be used, the Board will consider various factors, including but not limited to, (i) the potential impact and anticipated benefits to the Company and its stockholders, (ii) the market price of the Common Stock at such time, (iii) the number of shares that will be outstanding after the reverse stock split, (iv) the stockholders’ equity at such time, (v) the number of shares of Common Stock available for future issuance after the reverse stock split, and (vi) the trading volume of the Common Stock at such time.

Risks. Stockholders should recognize that once the reverse stock split is effected, they will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to the reverse stock split divided by a number between five and twenty-five). While we expect that the reverse stock split will result in an increase in the per share price of our Common Stock, the reverse stock split may not increase the per share price of our Common Stock in proportion to the reduction in the number of shares of our Common Stock outstanding. It also may not result in a permanent increase in the per share price, which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding. The history of similar reverse stock splits for companies in similar circumstances is varied. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. Consequently, there can be no assurance that the reverse stock split will achieve the desired results that have been outlined above.

In addition, the reverse stock split will likely increase the number of stockholders who own “odd lots” (stockholdings in amounts of less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Any reduction in brokerage commissions resulting from the reverse stock split may be offset, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by the split.

We believe that the failure to effect the reverse stock split could impede any future efforts by the Company to raise capital.  The Company may need to raise additional capital from time to time and may elect to do so through the issuance of equity securities.  If our shares are not listed on NASDAQ or another national securities exchange, we may find it more difficult to raise capital, even if the shares trade on the OTC Bulletin Board or pink sheets.  Further, if our Common Stock is not listed on NASDAQ or another national securities exchange, the Company will be ineligible to use the Securities and Exchange Commission’s (“SEC”) Form S-3 to register additional shares of Common Stock either for issuance by the Company in certain circumstances (or will be subject to additional limitations on the use of Form S-3) or for resale by others.  This will make it more difficult and more expensive for

Fractional Shares and Effect on Outstanding Shares and Other Company Securities. The reverse stock split will be realized simultaneously and in the same ratio for all shares of the Common Stock and outstanding rights to acquire Common Stock. All holders of Common Stock will be affected uniformly by the reverse stock split, which will have no effect on the proportionate holdings of any of our stockholders, except for possible changes due to the treatment of fractional shares resulting from the reverse stock split. No fractional shares of Common Stock will be issued as a result of any reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares of Common Stock because they hold a number of shares not evenly divisible by the applicable ratio, upon surrender to the Exchange Agent (defined below) of the certificates representing such fractional shares, shall be entitled to receive cash in an amount equal to the fair market value of any such fractional shares as described below. In lieu of issuing fractional shares, our transfer agent will aggregate all fractional shares that would have been issued and sell them in the market. The total proceeds of the sale will be paid to the holders of the fractional shares (without interest and after deduction of customary brokerage commissions and other expenses) in lieu of such fractional shares in an amount equal to the stockholder’s pro rata share of the proceeds received by the transfer agent from the sale. The number of shares which will result in fractional interests cannot be precisely predicted as the Company cannot determine in advance the number of stockholders whose total holdings are not evenly divisible by the exchange ratio. In addition, the reverse stock split will not affect any holder of Common Stock’s proportionate voting power (other than to the extent of fractional shares as described above), and all shares of Common Stock will remain fully paid and non-assessable. The reverse stock split is a complete transaction rather than the first step in a series of transactions intended to cause our common stock to be held of record by fewer than 300 persons. However, the Company cannot at this time determine whether the reverse stock split will result in our Common Stock being held of record by less than 300 persons, which would allow the Company to terminate the registration of its Common Stock under the Exchange Act.

Based upon the ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon exercise, conversion or exchange of all of the Company’s outstanding options, restricted stock awards and warrants entitling holders thereof to purchase, exchange for, or convert into shares of Common Stock, with such adjustment resulting in approximately the same aggregate purchase price to be required to be paid for such security upon exercise immediately preceding the reverse stock split ratio.

Issued and Authorized Shares. The authorized capital stock of the Company consists of 700,000,000 shares of Common Stock, par value $0.01 per share and 13,500,000 shares of preferred stock, $0.01 par value per share (“Preferred Stock”). The number of authorized capital stock will similarly be reduced in the same proportion as the issued and outstanding shares of Common Stock pursuant to the reverse stock split. There will be no change in the par value of the Common Stock or Preferred Stock as a result of the reverse stock split. Our issued and outstanding securities, as of March 24, 2010, on a fully diluted basis, are as follows:

•	338,627,636 shares of our Common Stock;

•
308,000 restricted shares of our Common Stock pursuant to performance share grants which vest upon the Company achieving certain performance criteria, which can be paid in cash, shares of Common Stock, or a combination thereof as determined by the Compensation and Stock Option Committee;

•	Options granted to officers, directors, employees and consultants to purchase an aggregate of 21,153,504 shares of Common Stock, at a weighted average exercise price of $0.29 per share; and

•	Warrants to purchase an aggregate of 177,755,235 shares of our Common Stock, at a weighted average exercise price of $0.06 per share.

The following table summarizes the effect on our authorized and outstanding Common Stock and our authorized Preferred Stock following the proposed reverse stock split at various ratios within the range that the Board may determine in its discretion (based on shares of common stock outstanding at March 24, 2010):

Reverse Stock Split Ratio	Authorized Common Stock	Authorized Preferred Stock	Outstanding Common Stock (approximate)
Pre-Split	700,000,000	13,500,000	338,627,636
1-for-5	140,000,000	2,700,000	67,725,527
1-for-10	70,000,000	1,350,000	33,862,764
1-for-15	46,666,667	900,000	22,575,176
1-for-20	35,000,000	675,000	16,931,382
1-for-25	28,000,000	540,000	13,545,105

In addition, all outstanding options, warrants and debt entitling their holders to purchase shares of Common Stock will be adjusted as a result of the reverse stock split, as required by the terms of these securities. In particular, the conversion ratio for each instrument will be reduced, and the exercise price, if applicable, will be increased, in accordance with the terms of each instrument and based on the ratio of the reverse stock split.

There are no anti-takeover mechanisms in the Company’s Amended and Restated Certificate of Incorporation, bylaws or other governing documents or contracts, other than pursuant to the Rights Agreement, which gives WGI the right to nominate a total of four of the seven members of our Board. This nomination right will be reduced by one director for each reduction in WGI’s beneficial ownership of our Common Stock (including any warrants or other purchase rights) below thresholds of 50%, 43%, 29% and 14% of our voting stock.

Issuance of New Certificates. We will obtain a new CUSIP number for the new Common Stock effective at the time of the reverse stock split on the Effective Date. Stockholders who held shares of the Common Stock as of the close of business on the Effective Date (“Record Holders”) will be notified as soon as practicable after the Effective Date that the reverse stock split has been effected. We expect that the Company’s transfer agent will act as its exchange agent (the “Exchange Agent”) to act for the Record Holders in implementing the exchange of their certificates. As soon as practicable after the Effective Date, Record Holders will be notified and requested to surrender their certificates representing shares of pre-split Common Stock (“Old Common Stock”) to the Exchange Agent in exchange for certificates representing post-split Common Stock (“New Common Stock”). Any fractional shares of Common Stock resulting from the reverse stock split will be rounded down to the nearest whole number, with the stockholders who otherwise would be entitled to receive fractional shares of Common Stock because they hold a number of shares not evenly divisible by the applicable ratio, upon surrender to the Exchange Agent of the certificates representing such fractional shares, shall be entitled to receive cash in an amount equal to the fair market value of any such fractional shares as described above under “Fractional Shares and Effect on Outstanding Shares”. At the Effective Date, each lot of between 5 and 25 shares, as determined by the Board, of Old Common Stock issued and outstanding immediately prior to the Effective Date will, automatically and without any further action on the part of our stockholders, be combined into and become one share of New Common Stock, subject to the treatment for fractional shares described above, and each certificate which, immediately prior to the Effective Date represented Old Common Stock, will be deemed cancelled and, for all corporate purposes, will be deemed to evidence ownership of New Common Stock. The ownership of a fractional share interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

As soon as practicable after the Effective Date, a letter of transmittal will be sent to Record Holders for purposes of surrendering to the Exchange Agent certificates representing Old Common Stock in exchange for certificates representing New Common Stock shares in accordance with the procedures set forth in the letter of transmittal. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the Exchange Agent.  From and after the Effective Date, any certificates representing Old Common Stock which are submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will be exchanged for certificates representing New Common Stock.  No stockholder will be required to pay a transfer or other fee to exchange his, her or its certificates representing Old Common Stock for certificates representing New Common Stock registered in the same name.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, sums due for fractional share interests that are not timely claimed after the effective time of the reverse stock split may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

If a certificate representing Old Common Stock has a restrictive legend on the back of the certificate, the certificate representing New Common Stock will be issued with the same restrictive legend that is on the back of the certificate representing Old Common Stock.  Any stockholder whose certificate representing Old Common Stock has been lost, destroyed or stolen will be entitled to a certificate representing New Common Stock only after complying with the requirements that the Company and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

Upon a reverse stock split, we intend to treat stockholders holding Common Stock in “street name”, through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

Registered holders of our Common Stock may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.  If a stockholder holds registered shares in book-entry form, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will be sent to the stockholder's address of record indicating the number of shares of Common Stock held following the reverse stock split.

If a stockholder is entitled to a payment in lieu of any fractional share interest, a check will be mailed to the stockholder's registered address as soon as practicable after the effective time of the reverse stock split. By signing and cashing the check, stockholders will warrant that they owned the shares of common stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. In addition, stockholders will not be entitled to receive interest for the period of time between the effective time of the reverse stock split and the date payment is received.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Accounting Matters.  The reverse stock split will not affect the par value of the Common Stock.  As a result, as of the Effective Date, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio described above, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced.  The per-share net income or loss and net book value of Common Stock will be restated because there will be fewer shares of Common Stock outstanding resulting in an increase in net earnings/loss per share and book value per share because there will be fewer shares of Common Stock outstanding.

Federal Income Tax Consequences.  Each stockholder is urged to consult with such stockholder’s tax advisor with respect to any potential tax consequences of the reverse stock split.   The following summary of the U.S. federal income tax consequences of a reverse stock split is based on current law, including the IRS Code, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is for general information only.  Further, it does not address any state, local or foreign income or other tax consequences.  The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder, and the discussion below may not address all the tax consequences for a particular stockholder.  The summary does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities.  The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively.  Accordingly, notwithstanding anything to the contrary, each stockholder should consult his, her or its tax advisor to determine the particular tax consequences to him, her or it of a reverse stock split, including the application and effect of federal, state, local and/or foreign income tax and other laws.  This summary also assumes that the shares of Old Common Stock were, and the shares of New Common Stock will be, held as a “capital asset,” as defined in the IRS Code (i.e., generally, property held for investment).

As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

The proposed reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the IRS Code.  Assuming the reverse stock split qualifies as a reorganization, then, other than with respect to any cash payments received in lieu of fractional shares discussed below, no gain or loss will be recognized by a stockholder upon his or her exchange of shares of Old Common Stock for shares of New Common Stock.  The aggregate tax basis of the shares of New Common Stock received in the reverse stock split (including any fraction of a new share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the shares of Old Common Stock exchanged therefor.  The stockholder’s holding period for the shares of New Common Stock will include the period during which the stockholder held the shares of Old Common Stock surrendered in the reverse stock split.

A stockholder who receives cash in lieu of a fractional share that would otherwise be issued in the reverse stock split will be deemed for federal income tax purposes to have first received the fractional share, with a basis and holding period determined in accordance with the foregoing paragraph.  The stockholder will then be deemed to have sold that fractional share back to the Company for the cash actually received.  The receipt of cash in the deemed sale of a fractional share will result in a taxable gain or loss equal to the difference between the amount of cash received and the holder’s adjusted federal income tax basis in the fractional share.  Gain or loss will generally be a capital gain or loss.  Capital gain recognized by an individual United States holder on the sale of property held for more than one year is generally taxed at a lower rate than ordinary income.  Deduction of capital losses is subject to limitation.

No gain or loss will be recognized by the Company as a result of the reverse stock split.

Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

No Dissenters’ Rights.  The holders of shares of Common Stock will have no dissenters’ rights of appraisal under Delaware law or the Company’s restated certificate of incorporation or amended and restated bylaws with respect to the proposed Third Amended and Restated Certificate of Incorporation.

Indemnification

The Third Amended and Restated Certificate of Incorporation also provides, to the extent permitted by applicable law, that the Company is also authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents (and any other persons to which Delaware law permits this Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”), subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders, and others.  Any modification or repeal of the foregoing provisions shall not adversely affect any right or protection of any director, officer, agent or other person in respect of any act or omission occurring prior to the time of such modification or repeal.

Currently, the Company’s Amended and Restated Certificate of Incorporation, as amended, does not provide for indemnification of our directors and officers.  Our Amended and Restated Bylaws, however, provide for the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving while a director or officer of the Company at the request of the Company as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Delaware law.

The proposed indemnification provisions in the Third Amended and Restated Certificate of Incorporation will be in addition to the provisions contained in our Amended and Restated Bylaws.

The DGCL provides that a corporation may indemnify any person who is made a party to any third-party action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding or by a committee of such directors designated by majority vote of such directors, even though less than a quorum, if the person: (i) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) in a criminal proceeding, had reasonable cause to believe his or her conduct was lawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses which the court deems to be proper.

To the extent a director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by the DGCL to indemnify such person for reasonable expenses incurred thereby. Expenses (including attorneys’ fees) incurred by persons in defending any action, suit or proceeding may be paid in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of that person to repay the amount if it is ultimately determined that that person is not entitled to indemnification.

Our officers and directors may benefit from the proposed amendment since it would provide for indemnification of our officers and directors in certain instances. We are not aware of any pending or threatened claim, suit or proceeding involving any of our officers or directors to which the proposed amendment would apply. Our Board believes that such protection is a significant factor in the competition among corporations for qualified officers and directors and is necessary in order for the Company to attract qualified officers and directors. The Board also believes that adding indemnification provisions to our Third Amended and Restated Certificate of Incorporation, as opposed to relying solely on the provisions of our Amended and Restated Bylaws, which may be amended by action of our Board, is desirable, as such a change will require approval of our Board and stockholders in the future to modify or remove such indemnification provisions.

Form of Third Amended and Restated Certificate of Incorporation.

The form of the Third Amended and Restated Certificate of Incorporation is attached to this proxy statement as Appendix C.  The text of the Third Amended and Restated Certificate of Incorporation is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the reverse stock split, including the applicable ratio for the reverse stock split.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the outstanding shares of the Company’s Common Stock is required to approve the adoption of the Third Amended and Restated Certificate of Incorporation.  Proxies solicited by the Board will be voted “FOR” this proposal unless a stockholder has indicated otherwise on the proxy.  Abstentions and broker non-votes will have the same effect as a vote against the proposal.

The Board of Directors unanimously recommends that stockholders vote FOR the approval of the Third Amended and Restated Certificate of Incorporation of WorldGate Communications, Inc.

PROPOSAL NO. 5

RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2010

(Notice Item 5)

General

Subject to ratification by our stockholders, on the recommendation of the Audit Committee, the Board has reappointed Marcum LLP, as our independent registered public accounting firm for the year ending December 31, 2010.

Representatives of Marcum LLP are not expected to be present at the Meeting.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote for this proposal at the Meeting is required to approve the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2010.  Proxies solicited by the Board will be voted “FOR” this proposal unless a stockholder has indicated otherwise on the proxy.  In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal.

The Board believes that a vote for the proposal to ratify the appointment by the Board of the independent registered public accounting firm for the year ending December 31, 2010, as described above is in the best interests of our stockholders and us and unanimously recommends a vote “FOR” such proposal.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Marcum LLP for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2009, and December 31, 2008, and fees billed for other services rendered by Marcum LLP during those periods.

	Fiscal Year Ended December 31,
	2009	2008
Audit fees	$206,000	$220,000
Audit-related fees	35,000	13,000
Tax fees	32,000	23,000
All other fees	0	0
Total	$273,000	$256,000

In the above table, in accordance with the Securities and Exchange Commission’s definitions and rules, “audit fees” are fees we paid Marcum LLP for professional services for the audit of our annual financial statements and review of financial statements included in our quarterly reports filed with the SEC, as well as for work generally only the independent auditor can reasonably be expected to provide, such as statutory audits and consultation regarding financial accounting and/or reporting standards; “audit-related fees” are fees billed by Marcum LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees billed by Marcum LLP for any services not included in the first three categories.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with the Securities and Exchange Commission’s policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor.  In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Before the Company or any of its subsidiaries engages the independent auditor to render a service, the engagement must be either specifically approved by the Audit Committee or entered into pursuant to this Pre-Approval Policy.  The Audit Committee must specifically pre-approve the terms of the annual audit services engagement.

1.      Audit services include services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment Letters; and consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, PCAOB, FASB, or other regulatory or standard-setting bodies.

2.      Audit-related services, including internal control-related services, are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and/or the Company’s internal control over financial reporting and that are traditionally performed by the independent auditor

3.      Tax services include services performed by the independent auditor’s tax personnel including tax compliance, tax planning, and tax advice.

4.      Other services are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves these services by category of service.  The fees are budgeted and the Audit Committee requires the independent auditor to with back-up documentation regarding the specific services to be provided, including the nature and scope of the services and the fee structure.  During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval.  In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table shows the total compensation accrued during the fiscal years ended December 31, 2008 and 2009 to (1) all individuals who served as our principal executive officer or acted in a similar capacity during any part of 2009 and (2) the two most highly compensated executive officers whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2009 and who were serving as executive officers as of December 31, 2009.  These executive officers are referred to in this Proxy Statement as our “named executive officers”.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
George E. Daddis Jr.
Chief Executive Officer and President (principal executive officer)(2)	2009	$83,346	–	$670,462	$13,842	(3)	$767,650

Joel Boyarski
Chief Financial Officer, Treasurer and Senior Vice President, Finance and Administration (principal financial officer and principal accounting officer)	2009	$200,350	$25,630	$248,478	–		$474,458
	2008	$215,451	–	$50,914	–		$266,365

Allan Van Buhler
Senior Vice President of Sales, Marketing and Business Development (4)	2009	$58,346	–	$414,130	–		$472,476

FORMER OFFICERS:
Robert Stevanovski
Chairman of the Board of Directors, Former Interim Chief Executive Officer and President (former principal executive officer)(5)	2009	–	–	–	–		–

Harold M. Krisbergh
Former Chairman of the Board of Directors and Chief Executive Officer (former principal executive officer)(6)	2009	$100,651	$3,316	–	$350,446	(7)	$485,626
	2008	$307,171	–	$26,102	–		$333,273

(1)
Represents the aggregate grant date fair value of option awards granted within the fiscal year in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 for stock-based compensation (Formerly FAS 123R).  These amounts reflect the total grant date expense for these awards, and do not correspond to the actual cash value that will be recognized by the grantee when received.  For a detailed discussion of the assumptions made in the valuation of option awards, please see the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(2)	Mr. Daddis joined the Company on August 3, 2009.

(3)
All Other Compensation for Mr. Daddis includes (a) reimbursement by the Company for the costs of travel between his home in upstate New York and the Company’s headquarters in Trevose, Pennsylvania and (b) the use by Mr. Daddis of the Company’s residential apartment outside of Philadelphia, Pennsylvania.  Mr. Daddis was offered these reimbursements as an inducement to him to accept the position as Chief Executive Officer and President.

(4)	Mr. Van Buhler joined the Company on July 1, 2009.

(5)
Mr. Stevanoski joined the Company as Chairman of the Board of Directors on April 6, 2009, and served as Interim Chief Executive Officer and President from April 10, 2009, until August 3, 2009.  Mr. Stevanovski did not receive any compensation from the Company in 2009.

(6)	Mr. Krisbergh resigned as Director, Chief Executive Officer and President effective as of April 8, 2009.

(7)
Represents severance for Mr. Krisbergh pursuant to his severance arrangement with the Company, including $247,025 paid for the period April 9, 2009 through December 31, 2010, $94,412 accrued for the period from January 1, 2010 through April 7, 2010, $9,009 in health benefits paid for the period April 9, 2009 through December 31, 2010, $3,381 in health benefits accrued for the period from January 1, 2010 through April 7, 2010 and $31,213 representing the incremental aggregate fair value of option awards whose termination dates were extended until April 7, 2010 within the fiscal year in accordance with FASB Accounting Standards Codification Topic 718 for stock-based compensation (Formerly FAS 123R)

Letter Agreement with Mr. George E. Daddis Jr.

We are party to a letter agreement with George E. Daddis Jr., our Chief Executive Officer and President.  The agreement became effective on August 3, 2009.  Pursuant to the letter agreement, Mr. Daddis receives a base salary of $220,000 per year.  Under the terms of the letter agreement, Mr. Daddis received an award of a non-qualified stock option to purchase 2,000,000 shares of Common Stock under our 2003 Plan, as set forth in the option agreement to be entered into between him and us.  In the event of termination of Mr. Daddis’s employment without cause by the Company or by Mr. Daddis for good reason, the Company agreed to pay Mr. Daddis severance in the amount of six months’ salary and benefits continuation.  Pursuant to the letter agreement, “cause” means Mr. Daddis’s (i) willful or continued misconduct, breach of fiduciary duty or gross negligence in the performance (or failure thereof) of his duties; (ii) intentional failure or refusal to perform lawfully assigned duties consistent with his position; (iii) material breach of this Agreement; or (iv) conviction of or entering a plea of nolo contendere to any felony or any crime (whether or not a felony) involving dishonesty or fraud, subject to certain cure periods; and “good reason” means a termination of employment with the Company by Mr. Daddis because of (a) a material reduction in his base salary, (b) a change in his title with the Company resulting in a material diminution in his duties, responsibilities or authority or (c) a material breach of the offer letter by the Company.

Employment Agreement with Mr. Joel Boyarski

We are party to an employment agreement with Joel Boyarski, our Chief Financial Officer, Treasurer and Senior Vice President, Finance and Administration. The agreement became effective on April 6, 2009.  The employment period is for a term of one year (unless terminated earlier by either party) and provided for the execution by the employee of a non-compete and confidentiality agreement with the Company.  The employment agreement sets an annual base salary of $195,276 for Mr. Boyarski.  The agreement also provides for the payment of quarterly bonuses in the amount of $17,087 during the period of employment, based on individual performance objectives to be set by the Company’s Compensation and Stock Option Committee, with 100% of the target quarterly bonus amounts guaranteed for the quarter ended June 30, 2009 and 50% guaranteed for the quarter ended September 30, 2009, with the remaining amounts for the quarters ended September 30, 2009 and December 31, 2009 earned to the extent that the individual performance objectives have been met.

The employment agreement also provided for a future grant of an option for 900,000 shares of Common Stock, which grant was made on May 26, 2009.  While the employment arrangements under this agreement are “at-will,” the agreement provides that in the event the Mr. Boyarski is terminated by the Company without cause, upon the execution by Mr. Boyarski of a general release in a form acceptable to the Company, Mr. Boyarski will be entitled to certain continued health benefits as well as severance in the amount equal to the greater of (i) Mr. Boyarski’s monthly base salary amount, plus any cash bonus amounts (including guaranteed amounts earned or accrued through the termination date), multiplied by the number of months remaining under the agreement until April 6, 2010 or (ii) Mr. Boyarski’s monthly base salary amount, plus any cash bonus amounts (including guaranteed amounts earned or accrued through the termination date), multiplied by six. Pursuant to the employment agreement, “cause” means (a)  Mr. Boyarski has been convicted of or pled guilty or no contest to (i) any criminal offense which is classified as a felony (or its equivalent under the laws or regulations of any country or political subdivision thereof), or (ii) any other criminal offense which involves a violation of federal or state securities laws or regulations (or equivalent laws or regulations of any country or political subdivision thereof), embezzlement, fraud, material wrongful taking or material misappropriation of property or theft; (b) persistent and willful failure to perform in a manner consistent with Mr. Boyarski’s past performance a substantial portion of the Employee’s duties and responsibilities, which failure continues more than ten (10) days after written notice is given to Mr. Boyarski by the Company; (c) gross negligence or willful misconduct of Mr. Boyarski in the performance of his or her duties to the material detriment of the Company or any affiliate or shareholder of the Company; (d) breach of any of the covenants, terms and provisions of the employment agreement; and (e) breach of trust or breach of fiduciary duty owed to the Company, its shareholders, directors, customers, affiliates, subsidiaries or members.

Letter Agreement with Mr. Allan Van Buhler

We are party to a letter agreement with Allan Van Buhler, our Senior Vice President of Sales, Marketing and Business Development.  The agreement became effective on July 1, 2009.  Pursuant to the letter agreement, Mr. Van Buhler receives a base salary of $205,000 per year.  In the event of termination of Mr. Van Buhler’s employment without cause by the Company, the Company agreed to pay Mr. Van Buhler severance in the amount of six months’ salary and benefits continuation.  Pursuant to the letter agreement, “cause” means Mr. Van Buhler’s (i) willful or continued misconduct, breach of fiduciary duty or gross negligence in the performance (or failure thereof) of his duties; (ii) intentional failure or refusal to perform lawfully assigned duties consistent with his position; (iii) material breach of this Agreement; or (iv) your conviction of or entering a plea of nolo contendere to any felony or any crime (whether or not a felony) involving dishonesty or fraud, subject to certain cure periods.

Resignation Agreement with Mr. Hal M. Krisbergh

On April 8, 2009, Harold M. Krisbergh tendered his resignation as Chief Executive Officer and a director of the Company.  In connection with his resignation, the Company entered into a severance agreement with Mr. Krisbergh pursuant to which the Company agreed to provide him with certain severance benefits, including continuation of salary for through April 7, 2010, payment of accrued bonus amounts, continuation of certain health benefits for the severance period, and an extension of the period during which vested options may be exercised until April 7, 2010.  The severance agreements provide a general release from Mr. Krisbergh in favor of the Company and its affiliates.

Outstanding Equity Awards at Fiscal Year-End

The following table shows certain information with respect to equity awards outstanding as of December 31, 2009 for each of the named executive officers.

Outstanding Equity Awards as of December 31, 2009
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

George E. Daddis Jr.	–	2,000,000	(2)	$0.34	7/31/2019	–		–

Joel Boyarski	–	900,000	(3)	$0.28	5/26/2019	–		–
	18,284			$0.108	7/26/2010	–		–
	5,738			$0.108	12/8/2010	–		–
	26,716			$0.108	1/31/2012	–		–
	20,000			$0.108	2/27/2012	–		–
	10,000			$0.108	4/25/2012	–		–
	57,000			$0.108	2/27/2013	–		–
	143,000			$0.108	9/30/2013	–		–
	175,000			$0.108	1/2/2014	–		–
	20,000			$0.108	12/23/2014	–		–
	20,000			$0.108	11/9/2015	–		–
	15,000	5,000	(4)	$0.108	11/13/2016
	71,500	71,500	(5)	$0.108	10/3/2017
						250,000	(6)	$187,500	(7)

Allan Van Buhler	–	1,500,000	(3)	$0.28	5/26/2019	–		–

Robert Stevanovski	–	–		–	–	–		–

Harold M. Krisbergh	20,000	–		$0.108	5/5/2010	–		–
	160,000	–		$0.108	5/19/2011	–		–
	80,000	–		$0.108	5/21/2012	–		–
	50,000	–		$0.108	3/9/2015	–		–
	33,750	–		$0.108	4/25/2016	–		–

(1)
Subject to the terms and conditions contained in any award agreement between the Company and the holder of any such award, in the event of a change of control of the Company the Compensation and Stock Option Committee determines the effect that such change of control has on the vesting and forfeiture of the stock options, restricted shares and restricted stock units granted to our employees under our 2003 Plan.

(2)	These options vest in four equal annual installments beginning on July 31, 2010.

(3)	These options vest in four equal annual installments beginning on May 26, 2010.

(4)	These options vest on November 13, 2010.

(5)	These options vest in two equal annual installments beginning on October 3, 2010.

(6)
This is a performance share grant of restricted shares of Common Stock under the WorldGate Communications, Inc. 2003 Equity Incentive Plan, which are bookkeeping entries representing a right to receive a payment in cash, shares of Common Stock, or a combination thereof as determined by the Compensation and Stock Option Committee equal to the value of the shares of Common Stock on achievement of performance criteria.  These awards vest pursuant to the following performance criteria: (a) 10% of the shares vest upon achieving each of a 10%, 20%, 30% 40% and 50% increase in our total gross revenue in a quarter over its third quarter 2007 total gross revenue shown on its statement of operations as reported in its SEC filings, (b) 25% of the shares vest upon our achievement of a quarterly operating cash break even (defined as zero or positive “net cash provided by operations” consistent with or as reported on the “Consolidated Statement  of Cash Flows” in the financial statements filed with SEC) and (c) 25% of the shares vest upon our achievement of 10% net income as a percent of revenue.

(7)	The market value of the stock award is determined by multiplying the number of shares times $0.75, the closing price of our Common Stock on the OTC Bulletin Board on December 31, 2009.

Director Compensation

The following table shows certain information with respect to compensation for each member of our Board for the year ended December 31, 2009.

Director Compensation for the Year Ended December 31, 2009
Name (1) (2)	Fees Earned or Paid in Cash ($)	Option Awards (3)(4) ($)	Total ($)
Geoff Boyd	$40,000	$27,604	$67,604
Anthony Cassara	$22,500	$27,604	$50,104
Brian Fink	$32,500	$27,604	$60,104
Richard Nespola	$37,000	$27,604	$64,604

(1)	There was no compensation earned or paid to any former Company directors for the year ended December 31, 2009.

(2)	Robert Stevanovski, David Stevanovski and Gregory Provenzano have elected to forego director fees for the year ended December 31, 2009.

(3)
Represents the aggregate grant date fair value of option awards granted within the fiscal year in accordance with FASB Accounting Standards Codification Topic 718 for stock-based compensation (Formerly FAS 123R).  These amounts reflect the total grant date expense for these awards, and do not correspond to the actual cash value that will be recognized by each of the directors when received.  For a detailed discussion of the assumptions made in the valuation of option awards, please see the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K.

(4)	As of December 31, 2009, each of Messrs. Boyd, Cassara, Fink and Nespola held an option to purchase 100,000 shares of our Common Stock with an exercise price of $0.28 per share.

Director Compensation Policy

On April 29, 2009, the Board approved a grant of options to purchase 100,000 shares of the Company’s Common Stock to each of the directors (other than Robert Stevanovski, Gregory Provenzano and David Stevanovski, who waived their right to such option grants) with an exercise price of $0.28 per share in lieu of the automatic grants provided under the Company’s 2003 Equity Incentive Plan.  The Board also approved the following annual compensation for directors:

•	each director will receive cash compensation of $20,000;

•	the Chairman of the Audit Committee will receive additional cash compensation of $20,000;

•	the Chairman of the Compensation and Stock Option Committee will receive additional cash compensation of $16,000; and

•	each non-Chairman committee member will receive additional cash compensation of $5,000.

Each of Robert Stevanovski, Gregory Provenzano and David Stevanovski has elected to waive their right to the director compensation described above.  This election is revocable by each of Messrs. R. Stevanovski, Provenzano and D. Stevanovski at any time.

We reimburse each member of our Board for reasonable travel and other expenses in connection with attending meetings of the Board and of any committees of the Board.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to shares of our Common Stock that may be issued under our equity compensation plans in effect as of December 31, 2009.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders (1)	10,085,730	$0.22	0
Equity compensation plans not approved by security holders (2)	11,735,774	$0.34	3,064,041
Total	21,821,504	$0.28	3,064,041

(1)	This consists of the 2003 Plan, but not including the Amendment described in Proposal 2 of this Proxy Statement.

(2)	This consists of the additional shares of Common Stock made available under the Amendment described in Proposal 2 of this Proxy Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Robert Stevanovski, Anthony Cassara, Gregory Provenzano and David Stevanovski were each appointed to serve on our Board pursuant to the terms of the Securities Purchase Agreement.  Each of these directors is a principal of WGI, have an ownership interest in ACN and have a director, officer and/or advisory position with ACN.  Robert Stevanovski also serves as manager of Praescient, LLC, the sole manager of WGI.  As a result of their relationship with WGI and ACN, each of these individuals may be deemed to have a direct or indirect interest in the transactions involving WGI, ACN and their respective affiliates.  As described above under “Security Ownership of Certain Beneficial Owners and Management”, WGI beneficially owns an aggregate of 63.1% of our Common Stock (which includes 202,462,155 shares of Common Stock, 23,960,194 shares of Common Stock issuable under the Anti-Dilution Warrant as of March 24, 2010 and 6,000,000 shares of Common Stock issuable under the March 2010 WGI Warrant).

April 2009 Transactions with WGI and ACN

Securities Purchase Agreement.  On April 6, 2009, we completed a private placement of securities to WGI, pursuant to the terms of the Securities Purchase Agreement.  In connection with the closing on April 6, 2009 of the transactions contemplated by the Securities Purchase Agreement, we issued to WGI an aggregate of 202,462,155 shares of our Common Stock, representing approximately 63% of the total number of the then issued and outstanding shares of our Common Stock, as well as a warrant to purchase up to 140,009,750 shares of our Common Stock in certain circumstances (the “Anti-Dilution Warrant”) in exchange for (i) cash consideration of $1,450,000, (ii) the cancellation of convertible debentures held by WGI under which approximately $5,100,000 in principal and accrued interest was outstanding, and (iii) the cancellation of certain outstanding warrants held by WGI.   WGI is a private investment fund whose ownership includes owners of ACN, a direct seller of telecommunications services and a distributor of video phones.

Anti-Dilution Warrant.  As described in the section above under the heading “Change in Control,” the Anti-Dilution Warrant entitles WGI to purchase up to 140,009,750 shares of Common Stock at an exercise price of $0.01 per share to the extent we issue any capital stock upon the exercise or conversion of (i) any Existing Contingent Equity, (ii) any Future Contingent Equity, or (iii) the ACN Warrant described below.  The Anti-Dilution Warrant is designed to ensure that WGI may maintain 63% of our issued and outstanding shares of capital stock in the event that any of our capital stock is issued in respect to the Existing Contingent Equity, the Future Contingent Equity or the ACN Warrant (i.e., upon each issuance of a share pursuant to Existing Contingent Equity, Future Contingent Equity or the ACN Warrant, the Anti-Dilution Warrant may be exercised for 1.7027027 shares).  The term of the Anti-Dilution Warrant is ten years from the date of issuance, and the shares subject to the Anti-Dilution Warrant will be decreased proportionally upon the expiration of Existing Contingent Equity, Future Contingent Equity and the ACN Warrant.

Registration Rights and Governance.  Concurrently with the closing on April 6, 2009 of the transactions contemplated by the Securities Purchase Agreement, we entered into the Rights Agreement with WGI and ACN granting them certain rights with respect to the shares purchased pursuant to the Securities Purchase Agreement and the securities underlying the Anti-Dilution Warrant and the ACN Warrant.  Under the terms of the Rights Agreement, we agreed to file a registration statement on Form S-3 covering the resale of any shares held by WGI and ACN and to maintain its effectiveness for a minimum period of time.  In addition, WGI and ACN have the right to require us to file additional registration statements covering the resale of such securities to the extent they are not covered by an effective registration statement and will be entitled to “piggy-back” registration rights on all of our future registrations (with certain limitations) and on any demand registrations of any other investors, subject to customary underwriters’ cutbacks to reduce the number of shares to be registered in view of market conditions.

Pursuant to the terms of the Rights Agreement, we granted WGI and ACN preemptive rights to purchase a pro rata portion of any of our Common Stock or other securities convertible into our Common Stock issued by us, except for shares issued under board-approved employee benefit plans, conversions of Existing Contingent Equity or upon exercise of the Anti-Dilution Warrant or the ACN Warrant.  The Rights Agreement also gives WGI the right to nominate a total of four of the seven members of our Board.  This nomination right will be reduced by one director for each reduction in WGI’s beneficial ownership of our Common Stock (including any warrants or other purchase rights) below thresholds of 50%, 43%, 29% and 14% of our voting stock.  To the extent that such nomination right decreases, the corresponding number of WGI nominees will offer to tender their resignation for acceptance by the Board.  To the extent the number of members of the Board is changed, the number of directors WGI is entitled to appoint will be increased or decreased (as applicable) to provide WGI with the right to nominate no less than the same proportion of directors as otherwise provided in the Rights Agreement.

Commercial Relationship with ACN.  Concurrently with the closing on April 6, 2009 of the transactions contemplated by the Securities Purchase Agreement, we entered into a commercial relationship with ACN pursuant to which we agreed to design and sell video phones to ACN (the “Commercial Relationship”).  As part of the Commercial Relationship, we entered into two agreements with ACN:  a Master Purchase Agreement pursuant to which a subsidiary of ACN committed to purchase 300,000 videophones over a two-year period (the “Master Purchase Agreement”) and a Software Development and Integration and Manufacturing Assistance Agreement pursuant to which ACN committed to provide us with $1.2 million to fund associated software development costs.  In connection with the Commercial Relationship, we granted a subsidiary of ACN a warrant to purchase up to approximately 38.2 million shares of Common Stock at an exercise price of $0.0425 per share (the “ACN Warrant”).  The ACN Warrant vests incrementally based on ACN’s purchases of video phones under the Commercial Relationship.

Amendment to Master Purchase Agreement. On March 30, 2010, we entered into the First Amendment (the “MPA Amendment”) to the Master Purchase Agreement with a subsidiary of ACN. Among other changes, the MPA Amendment amends the Master Purchase Agreement as follows: (i) as soon as practicable after we provide a demonstration to ACN of the working video phone contemplated by the Master Purchase Agreement, the ACN subsidiary will issue its first purchase order under the Master Purchase Agreement for 80,000 video phones and (ii) the ACN subsidiary will pay us 50% of the purchase price for video phones pursuant to a purchase order upon the later of (a) acceptance of the purchase order by us and (b) five (5) weeks prior to the delivery of video phones to the ACN subsidiary at our manufacturing facility. The ACN subsidiary will pay us the remaining 50% of the purchase price upon delivery of the video phones to the ACN subsidiary at our manufacturing facility.

In connection with the MPA Amendment, on March 30, 2010 we granted a subsidiary of ACN a warrant to purchase up to 3 million shares of Common Stock at an exercise price of $0.0425 per share, which will vest incrementally based on ACN’s purchases of video phones under the Master Purchase Agreement, as amended by the MPA Amendment. We believe that the MPA Amendment and related warrant were made on terms no less favorable than we could have received in a negotiated transaction with an unrelated third party.

Service Agreements with ACN and its Affiliates

Service Agreement with deltathree, Inc.  On October 9, 2009, we entered into a Master Service Agreement (the “D3 Agreement”) with D3.  Pursuant to the D3 Agreement, D3 will provide us, and we will purchase from D3, wholesale VoIP telephony and video services and operational support systems.  These services provide us one of the tools necessary to provide our digital voice and video phone services directly to end users customers.  We will pay D3 an activation fee, usage charges and a monthly subscriber-based fee for each customer that subscribes for the services provided to us under the D3 Agreement.  The initial term of the D3 Agreement is for a period of five years from the date we begin offering VoIP telephony and video services to customers.  The term will renew automatically for successive terms of one year each unless either party provides the other party written notice of termination at least 180 days prior to the expiration of the then-current term.  The D3 Agreement can be terminated by either party for cause or upon 180 days notice for convenience.  If we do not incur charges payable to D3 pursuant to the D3 Agreement of at least $300,000 during the six month period following the date that our first customer is provided VoIP telephony and video services pursuant to the D3 Agreement, we will be obligated to pay D3 an amount equal to 33.0% multiplied by the difference between $300,000 and the actual amount of such charges during such six month period.  D3 is majority owned by D4 Holdings, LLC and we are majority owned by WGI.  D4 Holdings, LLC and WGI have common majority ownership and a common manager.  We believe that this related party transaction was made on terms comparable to terms we could have received in a negotiated transaction with an unrelated third party.

Service Agreement with ACN.  On October 12, 2009, we entered into a Service Agreement (the “ACN Service Agreement”) with ACN, pursuant to which ACN agreed to provide us, and we agreed to provide to ACN, certain services.  No services are currently contemplated to be provided by us to ACN.  The following services are currently contemplated to be provided to us by ACN:

•	Secondment Services. ACN has agreed to second mutually agreed employees of ACN to us on customary terms.

•
Provisioning of VoIP Communication Devices.  ACN has agreed to provide us the ability to purchase from time to time the Iris 3000 video phone.  The price to be paid by us for each video phone is the amount incurred by ACN to manufacture the phone without any markup, plus the costs and expenses for shipping and handling.  The purchase price for each video phone is due and payable thirty (30) days after the date of the receipt of the related invoice, but we may delay payment of any invoice upon payment of a carrying cost of 1% per month.

•
Use of Equipment. ACN has agreed to provide us with use of an electromagnetic interference (EMI) test chamber owned by ACN for a fee of approximately $1,940 per month for 24 months.  At the end of the 24 month period, title to the EMI test chamber will transfer to us.

•
Administrative and Travel Support.  ACN has agreed to provide to us administrative and travel support.  The cost for administrative support will be mutually agreed by the parties as such services are requested.  The cost for travel support is the actual out-of-pocket costs paid by ACN to third parties for travel services requested by us.

•
Real Estate and Operations Services.  ACN has agreed to provide to us office space, telecommunications and electronic communications services, computer support, recruiting services, tax and regulatory advice, force management and other requested services relating to a telecommunications customer operation center.  The cost for the use of real estate services is the incremental out-of-pocket costs incurred by ACN in order to provide office space to us.  The cost for the use of operations services is the incremental out-of-pocket costs incurred by ACN in order to provide the operations services to us.

Payment of the fee for the EMI Test Chamber, the costs for administrative and travel support, and the costs for real estate and operations services is not due until the later of December 31, 2010 or the date we have sufficient cash generated from operations to pay the outstanding amount of the deferred payments. We believe that this related party transaction was made on terms no less favorable than we could have received in a negotiated transaction with an unrelated third party.

Revolving Loan and Security Agreement with WGI

Original WGI Credit Line.  On October 28, 2009, each of the Company, WorldGate Service, Inc., WorldGate Finance, Inc., Ojo Service LLC and Ojo Video Phones LLC (collectively, the “WGAT Entities”) entered into a Revolving Loan and Security Agreement (the “Revolving Loan”) with WGI, pursuant to which WGI provided to the WGAT Entities a line of credit in a principal amount of $3,000,000.  Pursuant to the Revolving Loan and Security Agreement,

•
as we may request from time to time, WGI agreed to lend amounts up to $3,000,000; interest shall accrue on any loan advances at the rate of 10% per annum; interest is payable beginning on June 1, 2010 and monthly thereafter; any principal amounts repaid are available for re-borrowing; and all outstanding principal and interest outstanding are required to be repaid on October 28, 2014;

•	we granted WGI a security interest in all of our assets and we made customary representations and covenants to WGI;

•	any loan advance requires the satisfaction of the customary borrowing conditions; and

•
upon the occurrence of an event of default, (1) WGI may require repayment of all outstanding amounts under the Revolving Loan, may terminate its commitment to make additional loans, and may exercise its rights with respect to the security interest in all of our assets and (2) all outstanding amounts under the Revolving Loan will bear interest at the rate of 15% per annum.

Increase of WGI Credit Line.  On March 9, 2010, the WGAT Entities entered into the First Amendment to the Revolving Loan with WGI (the Revolving Loan as amended by the First Amendment, the “Amended Revolving Loan”), pursuant to which WGI will provide to the WGAT Entities, a line of credit for an additional $2,000,000 resulting in an aggregate principal amount available for borrowing under the Amended Revolving Loan of $5,000,000.  In addition, on March 9, 2010, pursuant to the Amended Revolving Loan, the WGAT Entities issued a revised Revolving Promissory Note, dated October 29, 2009, in a principal amount of $5,000,000, to WGI.  Other than amending the maximum principal amount available under the Amended Revolving Loan from $3,000,000 to $5,000,000, the terms of the Amended Revolving Loan and the New Revolving Promissory Note are the same as the Revolving Loan described above.  As of December 31, 2009, we had drawn down $1,400,000 in principal amount under the Revolving Loan and as of March 24, 2010, we had drawn down $2,400,000 in principal amount under the Amended Revolving Loan.

Issuance of Warrant to WGI.  In connection with the Amended Revolving Loan, on March 9, 2010, we granted WGI a warrant to purchase up to 6,000,000 shares of our Common Stock at an exercise price of $0.574 per share (the “March 2010 WGI Warrant”).  The March 2010 WGI Warrant was fully vested on issuance, has a term of 10 years and was not deemed Future Contingent Equity under the Anti-Dilution Warrant.

We believe that the Revolving Loan, Amended Revolving Loan and March 2010 WGI Warrant were made on terms no less favorable than we could have received in a negotiated transaction with an unrelated third party.

Other than the foregoing and except for matters disclosed above under “Executive Compensation and Other Information”, since the beginning of our 2008 fiscal year until the date hereof there has not been any transaction, and there is not currently proposed any transaction, in which we were or will be a participant and the amount involved exceeds (a) $120,000 or (b) one percent of the average of our total assets as of the end of our two most recent fiscal years and in which any related person had or will have a direct or indirect material interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company file initial reports of ownership and reports of changes in ownership in such Common Stock with the SEC. Officers, directors and stockholders who own more than 10% of the outstanding Common Stock are required by the SEC to furnish the Company with copies of all Section 16(a) reports they file.

To our knowledge, based solely upon our review of the copies of such reports furnished to us, we believe that all of our directors, officers and holders of more than 10% of any class of our equity securities have complied with the applicable Section 16(a) reporting requirements.

CODE OF CONDUCT

The Company has adopted a Code of Conduct that applies to all of our directors and employees, including, without limitation, our principal executive officer, our principal financial and accounting officer, and all of our employees performing financial or accounting functions.  The Company has posted our Code of Conduct on our website, www.wgate.com, under the “About Us” section.  The Company intends to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, any provisions of our Code of Conduct by posting such information on our website at the location specified above.  You can request a copy of our Code of Conduct, at no cost, by contacting Investor Relations, c/o WorldGate Communications, Inc., 3190 Tremont Avenue, Trevose, Pennsylvania 19053.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at our subsequent annual meetings consistent with Rule 14a-8 promulgated under the Exchange Act, which in certain circumstances may require the inclusion of qualifying proposals in our Proxy Statement. For such proposals to be considered for inclusion in the Proxy Statement and proxy relating to our 2011 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us no later than December 9, 2010.  Such proposals should be directed to us at 3190 Tremont Avenue, Trevose, Pennsylvania 19053.

Except in the case of proposals made in accordance with Rule 14a-8, our Amended and Restated Bylaws require that stockholders desiring to bring any business before our 2011 Annual Meeting of Stockholders deliver written notice thereof to us not less than 90 days nor more than 120 days prior to May 20, 2011 (the anniversary date of the Meeting) and comply with all other applicable requirements of our Amended and Restated Bylaws.  However, in the event that our 2011 Annual Meeting is called for a date that is not within 30 days before the anniversary date of the Meeting or 60 days after the anniversary date of the Meeting, the notice must be received by not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Company.  Proposals or nominations not meeting these requirements will not be entertained at our 2011 Annual Meeting. Stockholders recommending candidates for consideration by the Board must provide the candidate’s name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. These requirements are separate from, and in addition to, the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the proxy statement. A copy of the full text of these bylaw provisions may be obtained on our website at www.wgate.com or by writing to our Corporate Secretary at the address above.

OTHER MATTERS

The Board knows of no matters other than those described herein that will be presented for consideration at the Meeting and does not intend to bring any other matters before the Meeting.   However, should any other matters properly come before the Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy card to vote in accordance with their best judgment in the interests of the Company.

MISCELLANEOUS

We will bear all costs incurred in the solicitation of proxies.  In addition to the solicitation by mail, our officers and employees may solicit proxies by mail, facsimile, telephone or in person, or by other means of communication, without additional compensation.  We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and we may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

Additional copies of our Annual Report will be furnished at no charge upon receipt of a written or oral request addressed to WorldGate Communications, Inc., 3190 Tremont Avenue, Trevose, PA 19053, (215) 354-5100.

By Order of the Board of Directors,

/s/ Christopher V. Vitale
Christopher V. Vitale
Senior Vice President, Legal and Regulatory, General Counsel and Secretary
April 8, 2010

Appendix A

WORLDGATE COMMUNICATIONS, INC. 2003 EQUITY INCENTIVE PLAN, AS AMENDED BY AMENDMENT 2009-1

1.	Establishment, Purpose and Term of Plan.

1.1           Establishment.  WorldGate Communications, Inc. (the “Company”), a Delaware corporation, hereby establishes the WorldGate Communications, Inc. 2003 Equity Incentive Plan (the “Plan”). This Plan, having been adopted by the Board November 13, 2003, shall become effective on that date (the “Effective Date”), but subject to the approval of the stockholders of the Company, to the extent required by prevailing law and/or exchange listing requirements. Awards may be granted under the Plan prior to such stockholder approval (but after the Board’s adoption of the Plan), subject to, and contingent upon, any such required stockholder approval.

1.2           Purpose.  The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Stock Purchase Rights, Stock Bonuses, Stock Units, Performance Shares and Performance Units.

1.3           Term of Plan.  The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Incentive Stock Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company, if so required.

2.	Definitions and Construction.

2.1           Definitions.  Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)           “Award” means any Option, SAR, Stock Purchase Right, Stock Bonus, Stock Unit, Performance Share or Performance Unit granted under the Plan.

(b)           “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an “Option Agreement,” an “SAR Agreement,” a “Stock Purchase Agreement,” a “Stock Unit Agreement”, a “Stock Bonus Agreement,” a “Performance Share Agreement” or a “Performance Unit Agreement.”

(c)           “Board” means the Board of Directors of the Company.

(d)           “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(e)           “Committee” means the committee of the Board duly appointed by the Board to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(f)           “Company” means WorldGate Communications, Inc., a Delaware corporation, or any successor corporation thereto that adopts this Plan.

(g)           “Consultant” means a person engaged to provide bona fide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

(h)           “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(i)            “Dividend Equivalent” means a bookkeeping entry representing a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(j)            “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan, and further provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

(k)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)            “Fair Market Value” means, as of any date, the value of a share of Stock as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)           if there are sales of shares on a national securities exchange or in an over-the-counter market on the date of grant (or on such other date as value must be determined), then the closing price on such date; or

(ii)          if there are no such sales of shares on the date of grant (or on such other date as value must be determined) but there are such sales on dates within a reasonable period both before and after such date, then the weighted average of the closing price on the nearest date before and the nearest date after such date on which there were such sales; or

(iii)         if actual sales are not available during a reasonable period beginning before and ending after the date of grant (or on such other date as value must be determined), then the mean between the bid and asked price on such date as reported by the National Quotation Bureau; or

(iv)         if (i) through (iii) are not applicable, then such other method of determining fair market value as shall be adopted by the Committee.

Where the Fair Market Value of Shares is determined under (ii) above, the average of the quoted closing prices on the nearest date before and the nearest date after the last business day prior to the specified date shall be weighted inversely by the respective numbers of trading days between the dates of reported sales and such date (i.e., the valuation date), in accordance with Treas. Reg. §20.2031-2(b)(1) or any successor thereto.

(m)           “Incentive Stock Option” or “ISO” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(n)           “Insider” means an officer (as defined in Rule 16a-1(f) of the Exchange Act,) a member of the Board or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(o)           “Non-Employee Director” means a person serving as a member of the Board who is, at the time of receiving any Award hereunder, not an Employee.

(p)           “Nonstatutory Stock Option” or “NSO” means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.

(q)           “Option” means the right to purchase Stock at a stated price for a specified period of time granted to a participant pursuant to Section 6 of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(r)           “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(s)           “Participant” means any eligible person who has been granted one or more Awards.

(t)            “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation.

(u)           “Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies.

(v)           “Performance Award” means an Award of Performance Shares or Performance Units.

(w)          “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 9.3 of the Plan which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(x)            “Performance Goal” means a performance goal established by the Committee pursuant to Section 9.3 of the Plan.

(y)           “Performance Period” means a period established by the Committee pursuant to Section 9.3 of the Plan at the end of which one or more Performance Goals are to be measured.

(z)           “Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of one share of Stock, as determined by the Committee, based on performance.

(aa)         “Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value as determined by the Committee, based upon performance.

(bb)        “Predecessor Plan” means, the WorldGate Communications, Inc. 1996 Stock Option Plan.

(cc)         “Restriction Period” means the period established in accordance with Section 8.5 of the Plan during which shares subject to a Stock Award are subject to Vesting Conditions.

(dd)        “SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 of the Plan to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the value of a share of Stock on the date of grant of the SAR.

(ee)         “Securities Act” means the Securities Act of 1933, as amended.

(ff)          “Service” means a Participant’s employment or service with the Participating Company Group as an Employee, Consultant or a member of the Board, whichever such capacity the Participant held on the date of grant of an Award or, if later, the date on which the Participant commenced Service. Unless otherwise determined by the Committee, a Participant’s Service shall be deemed to have terminated if the Participant ceases to render service to the Participating Company Group in such initial capacity. However, a Participant’s Service shall not be deemed to have terminated merely because of a change in the Participating Company for which the Participant renders such Service in such initial capacity, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any bona fide leave of absence approved by the Company of ninety (90) days or less. In the event of a leave in excess of ninety (90) days, the Participant’s Service shall be deemed to terminate on the ninety-first (91st) day of the leave unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(gg)        “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2 of the Plan.

(hh)        “Stock Award” means an Award of a Stock Bonus, Stock Unit or a Stock Purchase Right.

(ii)           “Stock Bonus” means Stock granted to a Participant pursuant to Section 8 of the Plan.

(jj)           “Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8 of the Plan.

(kk)         “Stock Unit” means the right to receive in cash or Stock the Fair Market Value of a share of Stock granted pursuant to Section 8 of the Plan.

(ll)           “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(mm)       “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

(nn)        “Vesting Conditions” mean those conditions established in accordance with Section 8.5 of the Plan prior to the satisfaction of which shares subject to a Stock Award remain subject to forfeiture or a repurchase option in favor of the Company.

2.2           Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.	Administration.

3.1           Administration by the Committee.  The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2           Authority of Certain Officers.  The Committee may, in its discretion, and subject to the prevailing and applicable rules and regulations of any exchange upon which the Stock is traded, delegate to a sub-committee comprised of one or more Officers the authority to grant one or more Options, without further approval of the Board or the Committee, to any Employee, other than to a person who, at the time of such grant, is an Insider; provided, however, that (i) such Awards shall not be granted for shares in excess of the maximum aggregate number of shares of Stock authorized for issuance pursuant to Section 4.1, (ii) the exercise price per share of each Option shall be not less than the Fair Market Value per share of the Stock on the effective date of grant (or, if the Stock has not traded on such date, on the last day preceding the effective date of grant on which the Stock was traded), and (iii) each such Award shall be subject to the terms and conditions of the Plan and such other guidelines as shall be established from time to time by the Board or the Committee. Any such committee of Officers shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the committee of Officers has been duly delegated the authority with respect to such matter, right, obligation, determination or election.

3.3           Administration with Respect to Insiders.  With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4           Committee Complying with Section 162(m).  If the Company is a “publicly held corporation” as defined in Section 162(m)(2) of the Code, the Committee may, in its discretion, and subject to the prevailing and applicable rules and regulations of any exchange upon which the Stock is traded, delegate to a sub-committee comprised solely of two or more “outside directors” as defined in Treas. Reg. §1.162-27(e)(3), both of which also comply with the definition of independent directors as set forth in NASDAQ Rule 4200, each as the same may be amended, the authority to grant one or more Options, without further approval of the Board or the Committee, to any Employee, or to otherwise approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

3.5           Powers of the Committee.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)           to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

(b)           to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c)           to determine the Fair Market Value of shares of Stock;

(d)           to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)           to determine whether an Award of SARs, Stock Units, Performance Shares or Performance Units will be settled in shares of Stock, cash, or in any combination thereof;

(f)           to approve one or more forms of Award Agreement;

(g)           to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h)           to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i)            to prescribe, amend or rescind rules, guidelines and policies relating to the plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of or to accommodate the laws, regulations, tax or accounting effectiveness, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(j)            to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, shall be conclusive and shall bind all parties. Nothing in this subsection 3.5 shall be construed as limiting the power of the Board or the Committee to make the adjustments described in Section 4 hereof.

3.6           Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as Officers or employees of the Participating Company Group, members of the Board or the Committee and any Officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.	Shares Subject to Plan.

4.1           Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be equivalent to 26,500,000 shares. Such shares shall consist of authorized but unissued or reacquired shares (and the Company may purchase shares reacquired for this purpose) of Stock or any combination thereof. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company at the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan (i) with respect to any portion of an Award that is settled in cash or (ii) to the extent such shares are withheld in satisfaction of tax withholding obligations pursuant to Section 13.2. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced only by the number of shares actually issued in such payment. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised.

4.2           Adjustments for Changes in Capital Structure.  In the event of any change in the Stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and class of shares subject to the Plan, in the ISO Share Limit set forth in Section 5.3(b), the Award limits set forth in Section 5.4 and to any outstanding Awards, and in the exercise or purchase price per share under any outstanding Award. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5.	Eligibility and Award Limitations.

5.1           Persons Eligible for Awards.  Awards may be granted only to Employees, Consultants and Non-Employee Directors of Participating Companies. For purposes of the foregoing sentence, “Employees,” “Consultants” and “Non-Employee Directors” shall, to the extent allowed by prevailing laws, rules and regulations, include prospective Employees, prospective Consultants and prospect Non-Employee Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Company Group; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service.

5.2           Participation.  Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one (1) Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3           Award Limits for Publicly Held Corporations. The following limits shall apply to the grant of any Award hereunder if, at the time of the grant, the Company is a “publicly held corporation” as defined in Section 162(m)(2) of the Code:

(a)           Options.  Subject to adjustment as provided in Section 4.2, no Participant shall be granted within any fiscal year of the Company one or more Options which in the aggregate are for more than two million (2,000,000) shares of Stock,

(b)           SARS.  Subject to adjustment as provided in Section 4.2, no Participant shall be granted within any fiscal year of the Company one or more SARS which in the aggregate are for more than one million (1,000,000) shares of Stock,

(c)           Stock Awards.  Subject to adjustment as provided in Section 4.2, no Participant shall be granted within any fiscal year of the Company one or more Stock Awards, subject to Vesting Conditions based on the attainment of Performance Goals, for more than one million (1,000,000) shares of Stock.

(d)           Performance Awards.  Subject to adjustment as provided in Section 4.2, no Employee shall be granted (i) Performance Shares which could result in such Employee receiving more than one million (1,000,000) shares of Stock for each full fiscal year of the Company contained in the Performance Period for such Award, or (ii) Performance Units which could result in such Employee receiving more than two million five hundred thousand dollars ($2,500,000) for each full fiscal year of the Company contained in the Performance Period for such Award. No Participant may be granted more than one Performance Award for the same Performance Period.

6.	Terms and Conditions of Options.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1           Exercise Price.  The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) no Option shall have an exercise price per share less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option.

6.2           Incentive Stock Option Limitations.

(a)           Persons Eligible.  An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee of an ISO-Qualifying Corporation shall be deemed granted effective on the date such person commences Service with an ISO-Qualifying Corporation, with an exercise price determined as of such date in accordance with Section 6.1. Notwithstanding the foregoing provisions, failure to exercise an Incentive Stock Option within the periods of time prescribed under sections 421 and 422(a) of the Code shall cause the Incentive Stock Option to cease to be treated as an “incentive stock option” for purposes of sections 421 and 422 of the Code.

(b)           Fair Market Value Limitation.  To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, each portion shall be separately identified.

6.3           Exercisability and Term of Options.  Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, (c) no Option granted to a prospective Employee or prospective Consultant may become exercisable prior to the date on which such person commences Service, and (d) no option shall be exercisable during any period which the Committee has designated in writing as a prohibited exercise period. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised. Any exercise of an Option must be in writing, signed by the proper person, and delivered or mailed to the Company, accompanied by (i) any other documents required by the Committee and (ii) payment in full in accordance with subsection (6.4) below for the number of shares for which the Option is exercised (except that, in the case of an exercise arrangement approved by the Committee and described in subsection (6.4)(a)(iii) below, payment may be made as soon as practicable after the exercise). Only full shares shall be issued under the Plan, and any fractional share that might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited. All obligations of the Company hereunder shall be subject to the rights of the Company as set forth in the Plan to withhold or otherwise require the payment of amounts required to be withheld for any taxes. If the Participant fails to accept delivery of, or to pay for, any of the shares of Stock specified in the Participant’s notice of exercise upon tender or delivery of the shares, the Participant’s right to purchase such shares may be terminated at the sole discretion of the Committee. The date that the notice of exercise, in compliance with the terms and conditions hereof, is received by the Company shall be deemed the date of exercise hereunder.

6.4           Payment of Exercise Price.

(a)           Forms of Consideration Authorized.  Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), or (iv) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)           Limitations on Forms of Consideration.

(i)           Tender of Stock.  Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(ii)         Cashless Exercise.  The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

6.5           Effect of Termination of Service.  Except as otherwise determined by the Committee or as expressly set forth in the Award Agreement, if there is a termination of Service of a Participant for any reason the following shall apply (in no event, however, shall an Option remain exercisable beyond the latest date on which it could have been exercised without regard to this Section):

(a)           In the event of a termination of Service for any reason other than death, Disability, voluntary termination by the Participant without the consent of the applicable Participating Company, or termination for cause (as defined below,) all Options held by the Participant that were not exercisable immediately prior to the termination of Service shall terminate effective with the termination of Service. Any Options that were exercisable immediately prior to the termination of Service will continue to be exercisable for three months, and shall thereupon terminate.

(b)           In the event termination of Service on account of a “termination for cause” by the applicable Participating Company, as determined in accordance with the policies of such Participating Company in effect before any Change in Control or as determined by a written contract between the Consultant and the Company, or on account of a voluntary separation from the applicable Participating Company without the consent of such Participating Company, all Options held by the Participant shall terminate effective with the termination of Service.

(c)           In the event of a termination of Service for (i) the death of the Participant or (ii) due to Disability, any Option which is otherwise exercisable by the Participant on the date immediately prior to the termination of Service, shall terminate unless exercised by the Participant or the Participant’s personal representative within one year of the date on which Service is terminated.

6.6           Transferability of Options.  During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and as set forth in the Award Agreement evidencing a Nonstatutory Stock Option, such option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

6.7           Automatic Options for Non-Employee Directors.  Each Non-Employee Director shall automatically be granted the following Nonstatutory Stock Options hereunder, without further action by the Committee, but otherwise subject to the terms and conditions of this Plan:

(a)           An initial grant upon being initially elected as a member of the Board, an Option to purchase 30,000 shares of Stock, and

(b)           An annual grant on July 1 2004 and each anniversary thereof (if there are no sales of Stock on July 1, then the nearest date before July 1 on which there were such sales,) provided the Participant has been a Non-Employee Director for at least one year, and is then a Non-Employee Director, an Option to purchase 10,000 shares of Stock.

The numbers of shares subject to each Option awarded hereunder shall, however, be reduced by the number of shares subject to options, if any, granted to such Non-Employee Director, as a Non-Employee Director under any Predecessor plan, with any initial grant offsetting the above initial grant and any annual grants offsetting the corresponding annual grant, each as set forth above.

7.	Terms and Conditions of Stock Appreciation Rights.

SARs shall be evidenced by Award Agreements specifying the number of SARs subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1           Types of SARs Authorized.  SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A SAR granted in tandem with an NQSO may be granted either at or after the time the NQSO is granted. A SAR granted in tandem with an ISO may be granted only at the time the ISO is granted.

7.2           Exercise Price.  The exercise price for each SAR shall be established in the discretion of the Committee.

7.3           Exercisability and Term of SARs.

(a)           Tandem SARs.  Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b)          Freestanding SARs.  Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of eight (8) years after the effective date of grant of such SAR.

7.4           Exercise of SARs.  Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the value of a share of Stock on the date of grant of the SAR. Payment of such amount shall be made in cash, shares of Stock, or any combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing such SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR. The Award Agreement evidencing any SAR may provide for deferred payment in a lump sum or in installments. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant.

7.5           Deemed Exercise of SARs.   If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6           Effect of Termination of Service.  An SAR shall be exercisable after a Participant’s termination of Service to such extent and during such period as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such SAR.

7.7           Non-transferability of SARs.  SARs may not be assigned or transferred in any manner except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant or the Participant’s guardian or legal representative.

8.	Terms and Conditions of Stock Awards.

Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Stock Bonus or a Stock Purchase Right or a Stock Unit, and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No Stock Award or purported Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1           Types of Stock Awards Authorized.  Stock Awards may be in the form of either a Stock Bonus, Stock Purchase Right or a Stock Unit. Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

8.2           Purchase Price.  The purchase price for shares of Stock issuable under each Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Stock Bonus or a Stock Unit, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to such Stock Award.

8.3           Purchase Period.  A Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Stock Purchase Right; provided, however, that no Stock Purchase Right granted to a prospective Employee or prospective Consultant may become exercisable prior to the date on which such person commences Service.

8.4           Payment of Purchase Price.  Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Stock Purchase Right shall be made (i) in cash, by check, or cash equivalent, (ii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iii) by any combination thereof. The Committee may at any time or from time to time grant Stock Purchase Rights which do not permit all of the foregoing forms of consideration to be used in payment of the purchase price or which otherwise restrict one or more forms of consideration. Stock Bonuses and Stock Units shall be issued in consideration for past services actually rendered to a Participating Company or for its benefit.

8.5           Vesting and Restrictions on Transfer.  Shares issued pursuant to any Stock or Performance Award may or may not be made subject to vesting conditioned upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4 (the “Vesting Conditions”), as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period (the “Restriction Period”) in which shares acquired pursuant to a Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event, as defined in Section 11.1, or as provided in Section 8.8. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.6           Voting Rights; Dividends and Distributions.  Except as provided in this Section, Section 8.5 and any Award Agreement, during the Restriction Period applicable to shares acquired pursuant to a Stock Award, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. Participants who have been granted Stock Units shall possess no incidents of ownership with respect to shares of Stock underlying such Stock Units; provided, however, that a Stock Unit Agreement may provide for payments in lieu of dividends in a manner identical to that specified in Section 10.6 of the Plan. However, in the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, then any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.7           Effect of Termination of Service.  Unless otherwise provided by the Committee in the grant of a Stock Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (i) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (ii) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Stock Bonus or a Stock Unit which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

8.8           Non-transferability of Stock Award Rights.  Rights to acquire shares of Stock pursuant to a Stock Award may not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant or the Participant’s guardian or legal representative.

9.	Terms and Conditions of Performance Awards.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1           Types of Performance Awards Authorized.  Performance Awards may be in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

9.2           Initial Value of Performance Shares and Performance Units.  Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.2, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial value of one hundred dollars ($100). The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

9.3           Establishment of Performance Period, Performance Goals and Performance Award Formula.  In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to “performance-based compensation,” the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

9.4           Measurement of Performance Goals.  Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(a)           Performance Measures.  Performance Measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Performance Measures may be one or more of the following, as determined by the Committee:

(i)           growth in revenue;

(ii)          growth in the market price of the Stock;

(iii)         operating margin;

(iv)         gross margin;

(v)          operating income;

(vi)         pre-tax profit;

(vii)       earnings before interest, taxes and depreciation;

(viii)       net income;

(ix)         total return on shares of Stock relative to the increase in an appropriate index as may be selected by the Committee;

(x)          earnings per share;

(xi)         return on stockholder equity;

(xii)        return on net assets;

(xiii)       expenses;

(xiv)       return on capital;

(xv)        economic value added;

(xvi)       market share; and

(xvii)      cash flow, as indicated by book earnings before interest, taxes, depreciation and amortization.

(b)           Performance Targets.  Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

9.5           Settlement of Performance Awards.

(a)           Determination of Final Value.  As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b)           Discretionary Adjustment of Award Formula.  In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a “covered employee” within the meaning of Section 162(m) (a “Covered Employee”) to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award.

(c)           Effect of Leaves of Absence.  Unless otherwise required by law, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days of leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on a leave of absence.

(d)           Notice to Participants.  As soon as practicable following the Committee’s determination and certification in accordance with Sections 9.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e)           Payment in Settlement of Performance Awards.  As soon as practicable following the Committee’s determination and certification in accordance with Sections 9.5(a) and (b), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. An Award Agreement may provide for deferred payment in a lump sum or in installments. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalents or interest.

(f)           Provisions Applicable to Payment in Shares.  If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the value of a share of Stock determined by the method specified in the Award Agreement. Such methods may include, without limitation, the closing market price on a specified date (such as the settlement date) or an average of market prices over a series of trading days. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

9.6           Dividend Equivalents.  In its discretion, the Committee may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become non-forfeitable, as determined by the Committee. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 9.5. Dividend Equivalents shall not be paid with respect to Performance Units.

9.7           Effect of Termination of Service.  The effect of a Participant’s termination of Service on the Participant’s Performance Award shall be as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Performance Award.

9.8           Non-transferability of Performance Awards.  Prior to settlement in accordance with the provisions of the Plan, no Performance Award may be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10.	Standard Forms of Award Agreement.

10.1         Award Agreements.  Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms as the Committee may approve from time to time.

10.2         Authority to Vary Terms.  The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

11.	Change in Control.

11.1        Definitions.

(a)           An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the voting stock of the Company (but excluding for purposes hereof sales and exchanges to family members or trusts for the benefit of or controlled by family members or other like sales and exchanges in which a voting right or other beneficial interest is maintained; (ii) a merger or consolidation in which the Company is a party, but not the successor; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company); or (iv) a liquidation or dissolution of the Company.

(b)           “Change in Control” shall mean an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) following which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event described in Section 11.1(a)(iii), the entity to which the assets of the Company were transferred.

11.2         Effect of Change in Control on Options and SARs.  In the event of a Change in Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume the Company’s rights and obligations under outstanding Options and SARs or substitute for outstanding Options and SARs substantially equivalent options and SARs (as the case may be) for the Acquiror’s stock. In the event the Acquiror elects not to assume or substitute for outstanding Options or SARs in connection with a Change in Control, the Committee shall provide that any unvested portions of outstanding Options and SARs shall be immediately exercisable and vested in full as of the date thirty (30) days prior to the date of the Change in Control. The vesting of any Option or SAR that was permissible solely by reason of this paragraph 11.2 shall be conditioned upon the consummation of the Change in Control. Any Options or SARs which are not assumed by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

11.3         Effect of Change in Control on Stock Awards.  The Committee may, in its discretion, provide in any Award Agreement evidencing a Stock Award that, in the event of a Change in Control, the lapsing of the Restriction Period applicable to the shares subject to the Stock Award held by a Participant whose Service has not terminated prior to such date shall be accelerated effective as of the date of the Change in Control to such extent as specified in such Award Agreement. Any acceleration of the lapsing of the Restriction Period that was permissible solely by reason of this Section 11.3 and the provisions of such Award Agreement shall be conditioned upon the consummation of the Change in Control.

11.4         Effect of Change in Control on Performance Awards.  The Committee may, in its discretion, provide in any Award Agreement evidencing a Performance Award that, in the event of a Change in Control, the Performance Award held by a Participant whose Service has not terminated prior to such date shall become payable effective as of the date of the Change in Control to such extent as specified in such Award Agreement.

12.	Compliance with Securities Law.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities, as well as all applicable requirements of any stock exchange or market system upon which the Stock may then be listed, and such approvals by governmental agencies, shareholders, etc., as may be deemed appropriate by the Committee, including, among other things, such steps as the Company legal counsel shall deem necessary or appropriate to comply with these requirements and approvals. Awards hereunder may be canceled or amended by the Committee, in whole or in part, at any time if the Committee determines, in its sole discretion, that cancellation or amendment is necessary or advisable in light of any change after the Award was granted, in (a) the Code or (b) any federal or state securities law or other law or regulation, which change by its term is effective retroactively to a date on or before the grant date; provided, however, that no such cancellation or amendment shall, without the Participant’s consent, apply to or affect installments that vested on or before the date on which the Committee makes such determination. In addition, no Award may be exercised or shares issued pursuant to an Award unless (i) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (ii) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

13.	Tax Withholding.

13.1         Tax Withholding in General.  The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

13.2         Withholding in Shares.  The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

14.	Termination or Amendment of Plan.

The Committee may terminate or amend the Plan at any time. However, without the approval of the Company’s stockholders, to the extent required by prevailing law and/or exchange listing requirements, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with any applicable law, regulation or rule.

15.	Miscellaneous Provisions.

15.1         Repurchase Rights.  Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

15.2         Rights as Employee or Consultant.  No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee or Consultant, or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time.

To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award can in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

15.3         Rights as a Stockholder.  A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.

15.4         Fractional Shares.  The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

15.5         Beneficiary Designation.  Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

15.6         Notice.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon delivery, if delivered in person, or on the third business day after mailing, if mailed by registered or certified mail, return receipt requested, addressed in the case of the Company, to the board of directors, Attn.: Stock Options, at the last principal address of record for the Company; to the Participant, at the Participant’s last address as reflected on the books and records of the Company; or in each case, to such other address as may be reasonably designated to the Company or the Participant from time to time as provided above.

15.7         Governing Law.  The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the Commonwealth of Pennsylvania (without reference to principles of conflicts of laws) shall govern the operation of, and the rights of Participants under the Plan, and Awards granted thereunder.

Appendix B

WORLDGATE COMMUNICATIONS, INC. 2010 STOCK INCENTIVE PLAN

Table Of Contents

1.	Purpose	B-2
2.	Definitions	B-2
3.	Term of the Plan	B-5
4.	Stock Subject to the Plan	B-5
5.	Administration	B-5
6.	Authorization of Grants	B-6
7.	Specific Terms of Awards	B-6
8.	Adjustment Provisions	B-9
9.	Change of Control	B-11
10.	Settlement of Awards	B-11
11.	Reservation of Stock	B-12
12.	Limitation of Rights in Stock; No Special Service Rights	B-12
13.	Unfunded Status of Plan	B-13
14.	Nonexclusivity of the Plan	B-13
15.	Termination and Amendment of the Plan	B-13
16.	Notices and Other Communications	B-13
17.	Governing Law	B-14

WORLDGATE COMMUNCIATIONS, INC.

2010 STOCK INCENTIVE PLAN

1.            Purpose

This Plan is intended to encourage ownership of Stock by employees, consultants and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company’s business through the grant of Awards of or pertaining to shares of the Company’s Stock. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Awards are required to be Incentive Options. If approved by the Company’s stockholders, the Plan shall succeed the Company’s 2003 Equity Incentive Plan, as amended. Following the date of approval by the Company’s stockholders of the Plan, no additional stock awards shall be granted under the Company’s 2003 Equity Incentive Plan, as amended.

2.            Definitions

As used in this Plan, the following terms shall have the following meanings:

2.1.           Accelerate, Accelerated, and Acceleration, means: (a) when used with respect to an Option, that as of the time of reference the Option will become exercisable solely as a consequence of the vesting requirements for such Option with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms; and (b) when used with respect to Restricted Stock, that the Risk of Forfeiture otherwise applicable to the Stock shall expire or be released with respect to some or all of the shares of Restricted Stock then still otherwise subject to the Risk of Forfeiture.

2.2.           Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling or controlled by the Company.

2.3.           Assumed means that pursuant to a Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its parent in connection with the Transaction with appropriate adjustments to the number and type of securities of the successor entity or its parent subject to the Award and the exercise or purchase price thereof which at a minimum preserves the compensation element of the Award existing at the time of the Transaction (as determined in accordance with the instruments evidencing the agreement to assume the Award).

2.4.           Award means any grant or sale pursuant to the Plan of Options or Restricted Stock.

2.5.           Award Agreement means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

2.6.           Board means the Company’s Board of Directors.

2.7.           Cause means, with respect to the termination by the Company or an Affiliate of the Participant's Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Participant and the Company or such Affiliate, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Committee, the Participant's:  (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or an Affiliate; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or an Affiliate; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

2.8.           Change of Control means the occurrence of any of the following after the date of the approval of the Plan by the Board:

(a)           a Transaction (as defined in Section 8.4), unless securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to that transaction, or

(b)           any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time) directly or indirectly acquires during a twelve-month period, including but not limited to by means of a merger or consolidation, beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the said Exchange Act) of securities possessing more than 30% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders that the Board does not recommend such stockholders accept, other than (i) the Company or an Affiliate, (ii) an employee benefit plan of the Company or any of its Affiliates, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities, or

(c)           over a period of 12 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board.

2.9.           Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.10.           Committee means the Compensation and Nominating Committee of the Board, which, except as otherwise directed by the Board of Directors, is responsible for the administration of the Plan, as provided in Section 5 of this Plan.  For any period during which no such committee is in existence, “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

2.11.           Company means WorldGate Communications, Inc., a corporation organized under the laws of the State of Delaware.

2.12.           Covered Employee means an employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.13.           Disability has the meaning defined under the long-term disability policy of the Company or the Affiliate to which the Participant provides services regardless of whether the Participant is covered by such policy.  If the Company or the Affiliate to which the Participant provides service does not have a long-term disability plan in place, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days.  A Participant will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion.

2.14.           Exchange Program means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices, different terms, and a different amount of Stock subject to the new Award), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced (including through an amendment of an outstanding Award); provided, however, that in no event shall the strike price for any Award be less than the Market Value of the stock on the date on which the Award is issued). The terms and conditions of any Exchange Program will be determined by the Committee in its sole discretion.

2.15.           Grant Date means the date as of which an Option is granted, as determined under Section 7.1(a).

2.16.           Incentive Option means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.17.           Market Value as of any date, unless otherwise determined by the Committee, means the closing price for the Stock as reported on the NASDAQ Stock Market (or on any other national securities exchange or quotation system on which the Stock is then listed or quoted, including the OTC Bulletin Board) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.  In the absence of an established market for the Stock of the type described above, the Market Value thereof shall be the fair market value thereof as determined by the Committee in good faith and in a manner consistent with applicable laws.

2.18.           Nonstatutory Option means any Option that is not an Incentive Option.

2.19.           Option means an option to purchase shares of Stock.

2.20.           Optionee means a Participant to whom an Option shall have been granted under the Plan.

2.21.           Participant means any holder of an outstanding Award under the Plan.

2.22.           Plan means this 2010 Stock Incentive Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.

2.23.           Restricted Stock means a grant or sale of shares of Stock to a Participant subject to a Risk of Forfeiture.

2.24.           Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Stock, during which the shares of Restricted Stock are subject to a Risk of Forfeiture described in the applicable Award Agreement.

2.25.           Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock, including a right of the Company to reacquire shares of Restricted Stock at less than their then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

2.26.           Service means that the provision of services to the Company or an Affiliate in any capacity of employee, director or consultant is not interrupted or terminated.  In jurisdictions requiring notice in advance of an effective termination as an employee, director or consultant, Service shall be deemed terminated upon the actual cessation of providing services to the Company or an Affiliate notwithstanding any required notice period that must be fulfilled before a termination as an employee, director or consultant can be effective under applicable laws.  A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant provides services ceasing to be an Affiliate.  Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate, or any successor, in any capacity of employee, director or consultant, or (iii) any change in status as long as the individual remains in the service of the Company or an Affiliate in any capacity of employee, director or consultant (except as otherwise provided in the Award Agreement).  An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.  For purposes of each Incentive Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Option shall be treated as a Nonstatutory Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

2.29.           Specified Employee means any person defined as a “specified person” for purposes of Section 409A of the Code.

2.28.           Stock means common stock, par value $0.001 per share, of the Company, and such other securities as may be substituted for Stock pursuant to Section 8.

2.29.           Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code).  Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

3.            Term of the Plan

Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the date of approval of the Plan by the Board and ending immediately prior to the tenth anniversary of the earlier of the adoption of the Plan by the Board and approval of the Plan by the Company’s stockholders.  Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan.  Awards of Incentive Options granted prior to stockholder approval of the Plan are expressly conditioned upon such approval, but in the event of the failure of the stockholders to approve the Plan shall thereafter and for all purposes be deemed to constitute Nonstatutory Options.

4.            Stock Subject to the Plan

At no time shall the number of shares of Stock issued pursuant to or subject to outstanding Awards granted under the Plan (including pursuant to Incentive Options), nor the number of shares of Stock issued pursuant to Incentive Options, exceed 12,000,000 shares of Stock, subject, however, to the provisions of Section 8 of the Plan.  For purposes of applying the foregoing limitation, (a) if any Option expires, terminates, or is cancelled for any reason without having been exercised in full, or if any other Award is forfeited by the recipient or repurchased at less than its Market Value, the shares not purchased by the Optionee or which are forfeited by the recipient or repurchased shall again be available for Awards to be granted under the Plan and (b) if any Option is exercised by delivering previously owned shares in payment of the exercise price therefor, only the net number of shares, that is, the number of shares issued minus the number received by the Company in payment of the exercise price, shall be considered to have been issued pursuant to an Award granted under the Plan.  In addition, settlement of any Award shall not count against the foregoing limitations except to the extent settled in the form of Stock.  Shares of Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

5.            Administration

The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the employee, consultant or director to receive the Award and the form of Award.  In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants, and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant.  Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan.  The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.  Subject to the provisions of the Plan, each of the Board and the Committee shall have the power and authority to approve, adopt and institute an Exchange Program.

6.           Authorization of Grants

6.1. Eligibility. The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or consultant to one or more of the Company and its Affiliates or to any non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option. Further, in no event shall the number of shares of Stock covered by Options or other Awards granted to any one person in any one calendar year exceed 1,000,000 shares of Stock (subject to the provisions of Section 8 of the Plan, but only to the extent consistent with Section 162(m) of the Code).

6.2.           General Terms of Awards.  Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe.  No prospective Participant shall have any rights with respect to an Award, unless and until such Participant shall have complied with the applicable terms and conditions of such Award (including if applicable delivering a fully executed copy of any agreement evidencing an Award to the Company).

6.3. Effect of Termination of Service, Etc. Unless the Committee shall provide otherwise with respect to any Award, if the Participant’s Service ends for any reason, including because of the Participant’s employer ceasing to be an Affiliate, (a) any outstanding Option of the Participant shall cease to be exercisable in any respect not later than 90 days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, and (b) any other outstanding Award of the Participant shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement. The Participant's Award Agreement may provide that upon the termination of the Participant's Service for Cause, the Participant's right to exercise the Award shall terminate concurrently with any such termination. Any payment to a Specified Employee that would constitute “deferred compensation” within the meaning of Section 409A of the Code shall be paid in a manner and at a time that shall comply with Treas. Reg. Section 409A-3(i)(2).

6.4.           Non-Transferability of Awards.  Except as otherwise provided in this Section 6.4, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative.  However, the Committee may, at or after the grant of an Award of a Nonstatutory Option, or shares of Restricted Stock, provide that such Award may be transferred by the recipient to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Committee, acting in its sole discretion.  For this purpose, “family member” means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which the foregoing persons have more than fifty (50) percent of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50) percent of the voting interests.

7.           Specific Terms of Awards

7.1.          Options.

(a)           Date of Grant.  The granting of an Option shall take place at the time specified in the Award Agreement.  Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Optionee.

(b)           Exercise Price.  The price at which shares of Stock may be acquired under each Incentive Option shall be not less than 100% of the Market Value of Stock on the Grant Date, or not less than 110% of the Market Value of Stock on the Grant Date if the Optionee is a Ten Percent Owner.  The price at which shares may be acquired under each Nonstatutory Option shall be not less than 100% of the Market Value of Stock on the Grant Date.

(c)           Option Period.  No Incentive Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner.  The term of each Nonstatutory Option shall be the term stated in the Award Agreement, provided, however, that the term shall be no more than ten (10) years from the Grant Date.

(d)           Exercisability.  An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine.  In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate the vesting of such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of the vesting of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to the Acceleration.

(e)           Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 16, specifying the number of shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares to be purchased or, subject in each instance to the Committee’s approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company,

(i) by delivery to the Company of shares of Stock having a Market Value equal to the exercise price of the shares to be purchased, or

(ii) by surrender of the Option as to all or part of the shares of Stock for which the Option is then exercisable in exchange for shares of Stock having an aggregate Market Value equal to the difference between (1) the aggregate Market Value of the surrendered portion of the Option, and (2) the aggregate exercise price under the Option for the surrendered portion of the Option, or

(iii) unless prohibited by applicable law, by delivery to the Company of the Optionee’s executed promissory note in the principal amount equal to the exercise price of the shares to be purchased and otherwise in such form as the Committee shall have approved.

If the Stock is traded on an established market or quoted on a recognized automated quotation system, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company).  Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option.  Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased.  Such shares shall be fully paid and nonassessable.

(f)           Limit on Incentive Option Characterization.  An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Stock for which the Option first becomes exercisable in a calendar year does not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit”.  The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates.  Any shares of Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

(g)           Notification of Disposition.  Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

7.2.          Restricted Stock.

(a)           Purchase Price.  Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

(b)           Issuance of Certificates.  Each Participant receiving a Restricted Stock Award, subject to subsection (c) below, shall be issued a stock certificate in respect of such shares of Restricted Stock.  Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

“The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the WorldGate Communications, Inc. 2010 Stock Incentive Plan and an Award Agreement entered into by the registered owner and WorldGate Communications, Inc.  Copies of such Plan and Agreement are on file in the offices of WorldGate Communications, Inc.”

(c)           Escrow of Shares.  The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

(d)           Restrictions and Restriction Period.  During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement.  Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(e)           Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award.  Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock.  The Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 4.

(f)           Lapse of Restrictions.  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

7.3.          Awards to Participants Outside the United States.  The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States.  The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award.  No such modification, supplement, amendment, restatement or alternative version may increase the limit in the number of shares set forth in Section 4.

8.           Adjustment Provisions

8.1.           Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of the effective date of this Plan. If subsequent to that date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then-outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then-outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

8.2.           Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding Section, including but not limited to an extraordinary cash distribution on Stock, a corporate separation (such as, but not limited to, a corporate spin-off) or other reorganization or liquidation, the Committee shall make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances.  The Committee shall make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

8.3.           Related Matters.  Any adjustment in Awards made pursuant to Section 8.1 or 8.2 shall be determined and made, if at all, by the Committee, acting in its sole discretion, and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture, applicable repurchase prices for Restricted Stock, and other objectives or criteria which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8.  No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares.  No adjustment of an Option exercise price per share pursuant to this Section 8 shall result in an exercise price which is less than the par value of the Stock.

8.4.         Transactions.

(a)           Definition of Transaction. In this Section 8.4, “Transaction” means (1) any merger or consolidation of the Company with or into another entity as a result of which the Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled and which would constitute a Change of Control, (2) any sale or exchange of all of the Stock of the Company for cash, securities or other property which would constitute a Change of Control, (3) any sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions or (4) any liquidation or dissolution of the Company to the extent that the liquidation or dissolution is described as an acceptable event for acceleration of payments under Treas. Reg. Section 1.409A-3(j)(4)(ix).

(b)           Treatment of Awards Generally.  Effective upon the consummation of a Transaction, unless otherwise provided in the Award Agreement or unless the Committee determines otherwise as set forth in this Section 8.4 or Section 8.5, all outstanding Awards under the Plan (including any portion of a Restricted Stock Award that remains subject to a Risk of Forfeiture) shall terminate.  However, all such Awards shall not terminate to the extent they are Assumed in connection with such Transaction.

(c)           Treatment of Options. In a Transaction, the Committee may take any one or more of the following actions as to all or any (or any portion of) outstanding Options.

(1)           Provide that such Options shall be Assumed, or substantially equivalent rights shall be provided in substitution therefor, by the acquiring or succeeding entity (or an affiliate thereof).

(2)           Upon written notice to the holders, provide that the holders’ unexercised Options will terminate immediately prior to the consummation of such Transaction unless exercised within a specified period following the date of such notice.

(3)           Provide that outstanding Options shall become exercisable in whole or in part prior to or upon the Transaction.

(4)           Provide for cash payments, net of applicable tax withholdings, to be made to holders equal to the excess, if any, of (A) the acquisition price times the number of shares of Stock subject to an Option (to the extent the exercise price does not exceed the acquisition price) over (B) the aggregate exercise price for all such shares of Stock subject to the Option, in exchange for the termination of such Option.  For this purpose, “acquisition price” means the amount of cash, and market value of any other consideration, received in payment for a share of Stock surrendered in a Transaction.

(5)           Provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds net of the exercise price thereof and any applicable tax withholdings.

(6)           Any combination of the foregoing.

For purposes of paragraph (1) above, an Option shall be considered Assumed, or a substantially equivalent right shall be considered to have been provided in substitution therefore, if following consummation of the Transaction the Option confers the right to purchase or receive the value of, for each share of Stock subject to the Option immediately prior to the consummation of the Transaction, the consideration (whether cash, securities or other property) received as a result of the Transaction by holders of Stock for each share of Stock held immediately prior to the consummation of the Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if the consideration received as a result of the Transaction is not solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof), the Committee may provide for the consideration to be received upon the exercise of the Option to consist of or be based on solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof) equivalent in value to the per share consideration received by holders of outstanding shares of Stock as a result of the Transaction.

(d)           Treatment of Restricted Stock. As to outstanding Restricted Stock Awards, upon the occurrence of a Transaction other than a liquidation or dissolution of the Company which is not part of another form of Transaction, the Committee may provide that the repurchase and other rights of the Company under each such Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Stock was converted into or exchanged for pursuant to such Transaction in the same manner and to the same extent as they applied to the Award. Upon the occurrence of a Transaction involving a liquidation or dissolution of the Company which is not part of another form of Transaction, the Committee may provide that all Risks of Forfeiture, where otherwise applicable to any such Awards, shall automatically be deemed terminated or satisfied, as applicable.  With respect to any Restricted Stock Awards subject to a Risk of Forfeiture, the Committee may provide for the full or partial Acceleration of such Restricted Stock Awards prior to or upon the consummation of the Transaction.

(e)           Related Matters. In taking any of the actions permitted under this Section 8.4, the Committee shall not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically. Any determinations required to carry out the foregoing provisions of this Section 8.4, including but not limited to the market value of other consideration received by holders of Stock in a Transaction and whether substantially equivalent Awards have been substituted, shall be made by the Committee acting in its sole discretion.

9.           Change of Control

The Committee shall have the authority, exercisable either in advance of any actual or anticipated Change of Control or at the time of an actual Change of Control and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial Acceleration of vesting of one or more outstanding unvested Awards under the Plan in connection with a Change of Control, on such terms and conditions as the Committee may specify.  The Committee also shall have the authority to condition any such Acceleration of vesting upon the subsequent termination of the Participant's Service to the Company or an Affiliate or successor entity within a specified period following the effective date of the Change of Control.  The Committee may provide that any Awards so Accelerated in connection with a Change of Control, shall remain fully exercisable until the expiration or sooner termination of the Award.

10.          Settlement of Awards

10.1.           In General.  Options and Restricted Stock may be settled in cash, Stock, or other Awards, or a combination thereof, as determined by the Committee at or after grant and subject to any contrary Award Agreement.  The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan.

10.2.           Violation of Law.  Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(a)           the shares are at the time of the issue of such shares effectively registered under the Securities Act of 1933; or

(b)           the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

10.3.           Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws of the Company.

10.4.           Investment Representations. The Company shall be under no obligation to issue any shares covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

10.5.           Registration.  If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense.  The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

10.6.           Placement of Legends; Stop Orders; etc.  Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representation made in accordance with Section 10.4 in addition to any other applicable restriction under the Plan, the terms of the Award and, if applicable, to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock.  All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

10.7.           Tax Withholding. Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares.  The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award.  However, in such cases Participants may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares to satisfy their tax obligations.  Participants may only elect to have Shares withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.  All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

11.          Reservation of Stock

The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

12.          Limitation of Rights in Stock; No Special Service Rights

A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock subject to an Award, unless and until a certificate shall have been issued therefor and delivered to the Participant or his agent.  Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company.  Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.

13.          Unfunded Status of Plan

The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.  With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Options and other Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

14.          Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15.          Termination and Amendment of the Plan

15.1.           Termination or Amendment of the Plan. The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable.  Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment.

15.2.           Termination or Amendment of Outstanding Awards. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan.  Also within the limitations of the Plan, the Committee may modify, extend or assume outstanding Awards or may accept the cancellation of outstanding Awards or of outstanding stock options or other equity-based compensation awards granted by another issuer in return for the grant of new Awards for the same or a different number of shares and on the same or different terms and conditions (including but not limited to the exercise price of any Option).  Furthermore, the Committee may, at any time an Award is otherwise eligible for exercise, waive any condition to payment and (a) offer to purchase for a payment in cash or cash equivalents an Award previously granted or (b) authorize the recipient of an Award to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.  Notwithstanding anything to the contrary in this Section 15.2, any terminations or amendments affecting any outstanding Awards shall be permissible only to the extent that such termination or amendment does not cause any Award under this Plan to constitute “deferred compensation” for purposes of Section 409A of the Code.

15.3.           Limitations on Amendments, Etc. No amendment or modification of the Plan by the Board, or of an outstanding Award by the Committee, shall impair the rights of the recipient of any Award outstanding on the date of such amendment or modification or such Award, as the case may be, without the Participant’s consent; provided, however, that no such consent shall be required if (i) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code, or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated.

16.          Notices and Other Communications

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or faxed with a confirmation copy by regular, certified or overnight mail, addressed or faxed, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Treasurer, or to such other address or fax number, as the case may be, as the addressee may have designated by notice to the addressor.  All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

17.         Governing Law

The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

Appendix C

THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
WORLDGATE COMMUNICATIONS, INC.
a Delaware corporation

WorldGate Communications, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

A. The name of the corporation is WorldGate Communications, Inc.  The date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was November 20, 1996 and the date of filing the Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was April 20, 1999.

B.  This Third Amended and Restated Certificate of Incorporation was duly approved by the Board of Directors of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), and restates, integrates and further amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation, as amended, and has been duly approved by the stockholders of the corporation in accordance with Section 242 of the DGCL.

C.   The text of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

FIRST: The name of the Corporation is WorldGate Communications, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, in the County of New Castle.  The registered agent in charge thereof is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH:

A.           The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares which the Corporation is authorized to issue is _______________ shares, consisting of _______________ shares of Common Stock, $0.01 par value per share, and _______________ shares of Preferred Stock, $0.01 par value per share.

B.              Effective as of  ___ on _____________, 2010 (the “Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be combined and reclassified into a smaller number of shares such that each ______ shares of issued and outstanding Common Stock immediately prior to the Effective Time are reclassified into one share of Common Stock.  Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, upon surrender after the Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any stockholder who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification, shall be entitled to receive a cash payment (without interest) from the Corporation’s transfer agent in lieu of such fractional shares in an amount equal to the stockholder’s pro rata share of the proceeds received by the transfer agent from the sale of the aggregate of all the fractional shares that otherwise would have been issued.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of a fractional share of Common Stock after the Effective Time), provided, however, that each stockholder of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified.

Effective as of the Effective Time, the authorized shares of Common Stock and Preferred Stock immediately prior to the Effective Time shall be combined and reclassified into a smaller number of shares such that each ______ shares of authorized Common Stock and Preferred Stock immediately prior to the Effective Time are reclassified into one share of authorized Common Stock and Preferred Stock, respectively, such that the authorized number of shares of Common Stock and Preferred Stock immediately following the Effective Time shall be as set forth in Paragraph A of this Article FOURTH.

C.           The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of each such series and any qualifications, limitations or restrictions thereof.  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

FIFTH:              The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.           The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  In addition to the powers and authority expressly conferred upon them by statute or by this Third Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B.           The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

SIXTH:              The Corporation shall have a perpetual existence.

SEVENTH:        In furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation, except as specifically otherwise provided therein.

EIGHTH:           Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under § 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under § 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

NINTH:

A.           To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.  Any repeal or amendment of this Article NINTH by the stockholders of the corporation or by changes in law, or the adoption of any other provision of this Third Amended and Restated Certificate of Incorporation inconsistent with this Section A will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

B.           To the extent permitted by applicable law, this Corporation is also authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents (and any other persons to which Delaware law permits this Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders, and others.  Any modification or repeal of the foregoing provisions of this Section B shall not adversely affect any right or protection hereunder of any director, officer, agent or other person in respect of any act or omission occurring prior to the time of such modification or repeal.

 IN WITNESS WHEREOF, the Third Amended and Restated Certificate of Incorporation of WorldGate Communications, Inc. has been signed and attested this _____day of ______________, 2010.

Name:
Title:

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION]

WorldGate

WORLDGATE COMMUNICATIONS, INC.
3190 TREMONT AVE.
TREVOSE, PA 19053
ATTN: General Counsel

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The Board of Directors recommends that you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Robert Stevanovski　02 Geoffrey Boyd　03 Anthony Cassara　04 Brian Fink　05 Richard Nespola
06 Gregory Provenzano　07 David Stevanovski

The Board of Directors recommends you vote FOR the following proposal(s):

NOTE: If any other business is presented at the meeting, this proxy confers authority to vote and shall be voted in accordance with the recommendation of the Board of Directors of WorldGate Communications, Inc.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000060089_1　R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com .

WORLDGATE COMMUNICATIONS, INC.
Annual Meeting of Stockholders
May 20, 2010 10:00 AM
This proxy is solicited by the Board of Directors

The Stockholder(s) hereby appoint(s) George E. Daddis Jr. and Christopher V. Vitale, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of WORLDGATE COMMUNICATIONS, INC. that the Stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EDT on May 20, 2010, at The Westin Princeton at Forrestal Village, 201 Village Boulevard, Princeton, NJ 08540, and any adjournment or postponement thereof.

If any other business is presented at the meeting, this proxy confers authority to vote and shall be voted in accordance with the recommendation of the Board of Directors of WorldGate Communications, Inc.

Continued and to be signed on reverse side

0000060089_2 R2.09.05.010